UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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ENDO PHARMACEUTICALS HOLDINGS INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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100 Endo Blvd.

Chadds Ford, PA 19317

610.558.9800

www.endo.com

April 29, 2010

Dear Fellow Endo Pharmaceuticals Holdings Inc. Stockholder:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Endo Pharmaceuticals Holdings Inc., which will be held on May 26, 2010 at 10:00 a.m., local time, at our corporate headquarters located at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

At the meeting, we will be electing eight members of our Board of Directors, voting to approve our 2010 Stock Incentive Plan, and voting to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants. In addition to these formal items of business, we will report on our Company’s performance.

We look forward to seeing you at the Annual Meeting should you be able to attend. If you do plan to attend, please bring the enclosed Stockholder Admission Ticket with you.

Your vote is important. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. Please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. You may revoke your proxy at any time before it is exercised as explained in this Proxy Statement.

Thank you for your continued interest in Endo Pharmaceuticals.

Very truly yours,

DAVID P. HOLVECK

President & Chief Executive Officer

April 29, 2010

This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about

April 29, 2010.

100 Endo Blvd.

Chadds Ford, PA 19317

610.558.9800

www.endo.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2010

Notice is hereby given that the 2010 Annual Meeting of Stockholders of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (referred to as the Company), will be held on May 26, 2010 at 10:00 a.m., local time, at our corporate headquarters located at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

The purposes of the meeting are:

(1) To elect eight directors, representing all of the members of the board of directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) To approve the Company’s 2010 Stock Incentive Plan;

(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(4) To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 14, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting and any adjournment thereof.

It is important that your shares be represented and voted at the Annual Meeting. Please vote by MARKING, SIGNING, DATING AND PROMPTLY RETURNING the enclosed proxy card as promptly as possible in the postage-paid envelope provided so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. Returning your proxy card will not limit your rights to attend or vote at the Annual Meeting.

By order of the Board of Directors,

CAROLINE B. MANOGUE

Secretary

Chadds Ford, Pennsylvania

April 29, 2010

ENDO PHARMACEUTICALS HOLDINGS INC.

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on May 26, 2010

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Endo Pharmaceuticals Holdings Inc. (referred to as Endo, the Company, we, or us), a Delaware corporation, of proxies to be voted at our 2010 Annual Meeting of Stockholders to be held on May 26, 2010, beginning at 10:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 29, 2010.

ANNUAL MEETING ADMISSION

A Stockholder Admission Ticket is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the Stockholder Admission Ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you may present proof of your ownership of Endo stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

Stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting. Directions to the site of the Annual Meeting are available on our website at http://www.endo.com/Locations.aspx.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

STOCKHOLDERS ENTITLED TO VOTE

Holders of shares of Endo common stock at the close of business on April 14, 2010 (the record date), are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 116,334,241 shares of Endo common stock outstanding and entitled to vote.

Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Your proxy card indicates the number of votes you have.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important. Stockholders of record can vote by mail or by attending the Annual Meeting and voting by ballot as described below.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

Voting by mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted FOR each of the nominees for election as director, FOR the approval of the Company’s 2010 Stock Incentive Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2010.

GENERAL INFORMATION ON VOTING AND REQUIRED VOTE

You are entitled to cast one vote for each share of Endo common stock you own on the record date. Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. Provided that a quorum is present, the approval of the Company’s 2010 Stock Incentive Plan will require the affirmative vote of a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy. Provided that a quorum is present, the approval of the ratification of the appointment of the Company’s registered public accounting firm will require the affirmative vote of a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy.

The presence of the holders of a majority of the outstanding shares of common stock as of the record date entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Shares represented by a proxy marked “abstain” on any matter, or that provide that a vote be withheld with respect to the election of any one or more of the nominees for election as directors, will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal or nominee. Therefore, any proxy marked “abstain” will have the effect of a vote against the proposal or nominee. Shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have the discretionary authority to vote the shares), will be considered present for the Annual Meeting for purposes of determining a quorum, and will have no effect on the vote with respect to the election of directors or the proposal relating to the approval of the ratification of the appointment of the Company’s registered public accounting firm. However, shares represented by a proxy as to which there is a “broker non-vote” will have the same effect as votes cast against the proposal to approve the Company’s 2010 Stock Incentive Plan.

All shares of common stock that have been properly voted and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return the enclosed proxy card but do not give voting instructions, the shares of common stock represented by that proxy will be voted FOR each of the nominees for election as director, FOR the approval of the Company’s 2010 Stock Incentive Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2010.

VOTING ON OTHER MATTERS

If other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. At the date the Company began printing this Proxy Statement, no other matters had been raised for consideration at the Annual Meeting.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	timely delivering a valid, later-dated proxy; or

•

attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the meeting.

LIST OF STOCKHOLDERS

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 100 Endo Boulevard, Chadds Ford, Pennsylvania, by contacting the Secretary of the Company.

COST OF PROXY SOLICITATION

The Company will pay for preparing, printing and mailing this Proxy Statement and we will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We have also retained MacKenzie Partners, Inc. to assist in soliciting proxies. We will pay MacKenzie Partners, Inc. a base fee of approximately $12,500 plus reasonable out-of-pocket expenses for these services.

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors

The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be not less than seven nor more than eleven, the exact number of which shall be fixed from time to the time by resolution of the Board of Directors or by a resolution adopted by holders of a majority of the Company’s common stock. On April 28, 2010, the Board of Directors, or Board, fixed the number of directors at eight, effective May 26, 2010.

Under the terms of the Company’s charter and by-laws, directors need not be stockholders of the Company or residents of the State of Delaware. However, pursuant to the Stock Ownership Guidelines approved by the Board of Directors in 2008, each non-employee Director should have an ownership equal in value to at least three times his or her current annual cash retainer to be achieved within five (5) years of joining the Board, or in the case of non-employee Directors, serving at the time the ownership Guidelines were adopted, within five (5) years of the date of adoption, or February 20, 2013. Directors are elected for a one-year term and generally hold office until their successors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See “COMPENSATION OF EXECUTIVE OFFICERS & DIRECTORS—2009 Compensation of Directors.” A vacancy on the Board, or a newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, even though less than a quorum remains. A director appointed to fill a vacancy remains a director until his or her successor is elected by the stockholders at the next annual meeting or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Currently, the Board of Directors consists of nine members. Currently serving as directors are Roger H. Kimmel, John J. Delucca, David P. Holveck, Nancy J. Hutson, Ph.D., Michael Hyatt, Clive A. Meanwell, M.D., Ph.D, William P. Montague, Joseph C. Scodari and William F. Spengler. All of the current members are nominated by the Board of Directors of the Company for the election as directors of the Company, other than Dr. Meanwell who has decided not to run for re-election.

On April 28, 2010, Dr. Meanwell informed the Board of Directors that he does not intend to stand for re-election upon the expiration of his term at the 2010 Annual Meeting of Stockholders in order to devote more time to his job as Chairman and Chief Executive Officer of The Medicines Company. Dr. Meanwell will continue to serve as a director of the Company until his expiration of his term at the 2010 Annual Meeting of Stockholders. The Board will not fill the vacancy left by Dr. Meanwell’s departure at the 2010 Annual Meeting of Stockholders and has fixed the number of directors at eight effective May 26, 2010, the date of the 2010 Annual Meeting of Stockholders.

The Board annually determines the independence of directors based on a review by the directors and the Nominating & Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the NASDAQ Exchange listing guidelines. These standards are available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Nominating & Governance Committee.”

Members of the Audit, Compensation, and Nominating & Governance Committees must meet applicable independence tests of the NASDAQ.

The Board of Directors has affirmatively determined that eight of its nine current members are independent directors under the NASDAQ rules and regulations. The eight independent directors under the NASDAQ rules and regulations are Messrs. Delucca, Hyatt, Kimmel, Montague, Scodari, Spengler, Dr. Meanwell and Dr. Hutson. If the nominees recommended by the Board of Directors are elected at the 2010 Annual Meeting, seven of the Company’s eight directors will be independent directors under the NASDAQ rules and regulations.

On an annual basis and upon the nomination of any new director, the Nominating & Governance Committee and the Board review directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors. The Nominating & Governance Committee has determined that the seven non-employee directors currently serving are independent, and that the members of the Audit, Compensation, and Nominating & Governance Committees also meet the independence tests referenced above. Specifically, the Nominating & Governance Committee and the Board have determined that all non-employee directors have not had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with the Company that would compromise his or her independence. The Nominating & Governance Committee recommended this determination to the Board of Directors and explained the basis for its decision, and this determination was adopted by the full Board.

As of the date of this Proxy Statement, there are no material proceedings to which any director or executive officer of the Company, or any associate thereof, is a party that are adverse to the Company or any of its subsidiaries. However, Mr. Montague was an officer and director of Mark IV Industries, Inc., prior to it filing for Chapter 11 Bankruptcy protection in April 2009.

Between January 1, 2009 and December 31, 2009, the Board of Directors as a whole met fourteen times and acted by written consent on five occasions. All members of the Board of Directors attended more than 75% of the Board meetings held during their respective terms, with the exception of Mr. Spengler, who attended 71% of the Board meetings. All members of the Board of Directors who are standing for election attended more than 85% of the Committees of the Board of Directors on which they served in 2009.

Nominees

There are eight nominees for election as directors of the Company to serve until the 2011 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified or until his/her earlier death, resignation or removal. All of the nominees are currently serving as directors of the Company and were elected to the Board at the last annual meeting. The following table sets forth the age and position currently held with the Company of persons nominated by the Board of Directors for election as directors of the Company:

Name	Age (as of May 26, 2010)	Position Currently Held with the Company
John J. Delucca	67	Director
David P. Holveck	64	President and Chief Executive Officer and Director
Nancy J. Hutson, Ph.D.	60	Director
Michael Hyatt	64	Director
Roger H. Kimmel	63	Chairman of the Board
William P. Montague	63	Director
Joseph C. Scodari	57	Director
William F. Spengler	55	Director

The proposed nominees for election as directors have confirmed that they are each willing to serve as directors of the Company. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, an alternate nominee may be designated by the present Board of Directors to fill the vacancy.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board and each has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Nominating & Governance Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and those criteria and qualifications described in each director’s biography below. Our directors are highly experienced and have diverse backgrounds and skills as well as extensive track records of success in what we believe are highly relevant positions. A number of our directors also have served as directors of Endo for many years and the Company benefits from their knowledge of our history, operations and corporate philosophy. The Board believes that each director’s service as the Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, or Senior Executive of significant companies has provided the directors with skills that are important to serving on our Board.

Set forth below are summaries of the background, business experience and descriptions of the principal occupation of each of the Company’s current nominees for election as directors:

JOHN J. DELUCCA has been a member of the Board of Directors since 2006 and is the Chairman of Endo’s Audit Committee and is a member of Endo’s Compensation Committee. Mr. Delucca was Executive Vice President and Chief Financial Officer of the REL Consultancy Group, a business consulting firm, until his retirement in 2004. Prior to that, he served as Chief Financial Officer and Executive Vice President, Finance & Administration, of Coty, Inc., a fragrance and beauty products company, from 1999 to 2002. From 1993 to 1999, he was Senior Vice President and Treasurer of RJR Nabisco, Inc. During his career, he also served in executive positions for Hascoe Associates, Inc., The Lexington Group, the Trump Group, International Controls Corp., and Textron, Inc. Mr. Delucca is currently a Non-Executive Director and chairs the Audit Committees of ITC Deltacom, a publicly traded provider of integrated communication services, and The Elliot Company, an industrial manufacturer. He also serves as a Non-Executive Director and member of the Audit Committee and Governance and Nominating Committee of Tier Technologies, Inc., a publicly traded payment solutions company. Through his senior executive roles and financial experience at various organizations, Mr. Delucca has expertise in financial analysis, financial statements, evaluation of business strategies, and contributes to the Board valuable leadership and risk management skills. Mr. Delucca also has extensive corporate governance experience from his services, both current and historical, on other company boards.

DAVID P. HOLVECK is President, Chief Executive Officer and a Director of Endo. Prior to joining Endo in April 2008, Mr. Holveck was President of Johnson & Johnson Development Corporation and Vice President, Corporate Development of Johnson & Johnson, a diversified healthcare company, since 2004. Mr. Holveck joined Johnson & Johnson as a Company Group Chairman in 1999, following the acquisition of Centocor, Inc., a biotechnology company, by Johnson & Johnson. Mr. Holveck was Chief Executive Officer of Centocor, Inc. at the time of the acquisition. Mr. Holveck joined Centocor in 1983 and progressed through various executive positions. In 1992, he assumed the role of President and Chief Operating Officer and later that year was named President and Chief Executive Officer. Prior to joining Centocor, he had held positions at General Electric Company, Corning Glass Works and Abbott Laboratories. Mr. Holveck is a member of the Board of Trustees for The Fund for West Chester University, the Board of Directors of the Eastern Technology Council as well as the Board of Directors of Light Sciences Oncology, Inc., an oncology research company. Mr. Holveck’s knowledge of the Company, its operations and the evolving healthcare environment is valuable to the Board of Directors in evaluating and directing the Company’s future. Through his service on the boards of directors of other organizations as well as his prior senior executive positions at global pharmaceutical and healthcare product companies, Mr. Holveck has developed extensive knowledge of operational leadership, risk oversight and management, as well as the pharmaceutical and device industries.

NANCY J. HUTSON, Ph.D. has been a member of the Board of Directors since 2009 and is a member of Endo’s Compensation Committee and Transactions Committee. Dr. Hutson retired from Pfizer, Inc. in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer’s pharmaceutical R&D site, known as Groton/New London Laboratories, the largest R&D site of any pharmaceutical company. At Pfizer, she led 4,500 colleagues (primarily scientists) and managed a budget in excess of $1 billion. She currently is a director of Cubist Pharmaceuticals, Inc. and Inspire Pharmaceuticals, Inc., and serves on the board of Planned Parenthood of Connecticut. Dr. Hutson owns and operates Standing Stones Farm in Ledyard, CT which is dedicated to supporting the equestrian sport of dressage. Having 25 years of experience with Pfizer’s Research and Development organization, Dr. Hutson brings to the Board valuable pharmaceutical discovery research abilities, scientific expertise and an immense knowledge of the pharmaceutical industry. Her years of senior executive experience also bring a strong skill set to our Board regarding operational leadership and evaluation of business strategy.

MICHAEL HYATT is currently a Director of Endo and is Chairman of Endo’s Transactions Committee and a member of Endo’s Nominating & Governance Committee. Mr. Hyatt had been a director of Algos

Pharmaceutical Corporation since November 1996 and became a director of Endo following its merger with Algos in July 2000. Mr. Hyatt is currently a senior advisor to Irving Place Capital, a leading institutional private equity firm focused on making equity investments in middle-market companies. Until 2008, Mr. Hyatt was a Senior Managing Director of Bear Stearns & Co., Inc. In April 2009, Mr. Hyatt was appointed a director of Schiff Nutrition International, Inc., a publicly traded manufacturer and marketer of nutritional supplements. Through Mr. Hyatt’s experiences as a senior investment professional, manager and advisor, he has gained expertise in evaluating business strategies, conducting financial analysis and analyzing companies’ future prospects. His career experience makes him a skilled advisor who provides critical insight into financial matters.

ROGER H. KIMMEL is currently Chairman of the Board of Endo and is chairman of Endo’s Nominating & Governance Committee and a member of Endo’s Audit Committee and Transactions Committee. Mr. Kimmel became Chairman of the Board upon the retirement of founder Carol A. Ammon on May 30, 2007. Mr. Kimmel had been a Director of Algos Pharmaceutical Corporation since July 1996 and became a Director of Endo following its merger with Algos in July 2000. Mr. Kimmel has been Vice Chairman of Rothschild Inc., an investment banking firm, since January 2001. Previously, Mr. Kimmel was a partner of the law firm Latham & Watkins for more than five years. Mr. Kimmel is also a director of PG&E Corporation and Schiff Nutrition International, Inc. Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation (not-for-profit) since January 2009. He has been a public speaker on corporate governance issues and private equity transactions. Mr. Kimmel brings knowledge of the Company’s business, history and culture to the Board and the Chairman position. Through his experiences as Vice Chairman of an international investment banking firm and as a former corporate lawyer, Mr. Kimmel brings a unique skill set to the Board, including leadership capabilities, business strategy insight, risk management skills, mergers and acquisition, corporate finance, international business and legal expertise. Mr. Kimmel also has extensive corporate governance experience from his services on other company boards and his previous legal experience.

WILLIAM P. MONTAGUE has been a member of the Board of Directors since 2009 and is a member of Endo’s Audit Committee. Mr. Montague was Chief Executive Officer and Director of Mark IV Industries, Inc., a leading global diversified manufacturer of highly engineered systems and components for transportation infrastructure, vehicles and equipment, from November 2004 until his retirement on July 31, 2008 and as Director from March 1996. He joined Mark IV Industries in April 1972 as Treasurer/Controller, serving as Vice President of Finance from May 1974 to February 1986, then Executive Vice President and Chief Financial Officer from February 1986 to March 1996 and then as President from March 1996 to November 2004. Mr. Montague is also a director of Gibraltar Industries, Inc., a publicly traded manufacturer and distributor of products for the building and industrial markets. Mr. Montague’s senior leadership experience as Chief Executive Officer and Director of Mark IV Industries, Inc. brings to the Board operational and business strategy insights and acquisition experience. His financial experience also brings strong financial and tax expertise to our Board.

JOSEPH C. SCODARI has been a member of the Board of Directors since 2008 and is Chairman of Endo’s Compensation Committee and is a member of Endo’s Transactions Committee. Mr. Scodari was Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson, a diversified healthcare company, and a Member of Johnson & Johnson’s Executive Committee from March 1, 2005 until March 1, 2008. He joined Johnson & Johnson in 1999 as President of Centocor, Inc., a biotechnology company, when Johnson & Johnson acquired Centocor. At the time of that acquisition, he had been the President and Chief Operating Officer of Centocor and a member of Centocor’s Board of Directors since December 1997. In 2001, he was named Johnson & Johnson’s Company Group Chairman for the North American pharmaceutical business, and became a member of the Johnson & Johnson Pharmaceuticals Group Operating Committee. In 2003, Mr. Scodari was named Johnson & Johnson Company Group Chairman, Global Biopharmaceutical Business. Mr. Scodari is a director of Covance Inc., a publicly traded drug development service company, and Actelion Pharmaceuticals Ltd., a publicly traded Swiss biopharmaceutical company. Prior to joining Centocor, Mr. Scodari served in various senior leadership roles at Sterling Drug and later, Rhone-Poulenc Rorer. Mr. Scodari’s years of experience in the pharmaceutical industry and his senior leadership roles as Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson and President of Centocor bring to the Board extensive knowledge of the pharmaceutical industry as well as organizational and operational management expertise. Mr. Scodari also contributes valuable business strategy insights. Mr. Scodari also has extensive corporate governance experience from his services on other company boards.

WILLIAM F. SPENGLER has been a member of the Board of Directors since 2008 and is a member of Endo’s Audit Committee and Compensation Committee. In July 2008, Mr. Spengler was appointed Executive Vice President and Chief Financial Officer of Smith & Wesson Holding Corporation, a global leader in safety, security, protection and sport. Until March 2008, he was Executive Senior Vice President and Chief Financial Officer at MGI Pharmaceuticals Inc., an oncology- and acute care- focused biopharmaceutical company, where he had worked since 2005. Prior to joining MGI Pharma, Mr. Spengler was Executive Vice President and Chief Financial Officer at Guilford Pharmaceuticals Inc., a bioscience company, from July 2004 to October 2005. From 2002 to 2004, Mr. Spengler served as President, Chief Operating Officer and Director of Osteoimplant Technology, Inc., an orthopedic products company, and from 2000 to 2002, he was Principal of North Charles Investment Company. Through his senior executive roles and financial experience at various organizations, Mr. Spengler contributes expertise in financial analysis, financial statements, evaluation of business strategies, and brings to the Board valuable leadership and risk management skills.

Directors Not Standing for Re-election

CLIVE A. MEANWELL, M.D., Ph.D. has been a member of the Board of Directors since 2003 and is a member of Endo’s Nominating & Governance Committee. On April 28, 2010, Dr. Meanwell informed the Board that he does not intend to stand for re-election upon expiration of his term at the 2010 Annual Meeting of Stockholders but will continue to serve as a director of Endo until the expiration of his current term. Since July 2005, Dr. Meanwell has been the Chairman, President and Chief Executive Officer of The Medicines Company, a pharmaceutical company based in Parsippany, New Jersey, since July 2004. From September 2001 through July 2004, Dr. Meanwell was the Executive Chairman of The Medicines Company. Previously, he served as Chairman, Chief Executive Officer and President since the inception of The Medicines Company in 1996. From 1995 to 1996, Dr. Meanwell was a partner and managing director at MPM Capital L.P., a venture capital firm. Prior to that, he held various positions of increasing scope and responsibility at Hoffman-La Roche, Inc. from 1986 to 1995, most recently as senior vice president. Having served in a variety of executive capacities in the pharmaceutical industry, Dr. Meanwell brings to the Board organizational and operational management skills as well as scientific expertise.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected.

The Board of Directors recommends a vote FOR the election of these nominees for election as directors.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

The Company does not have a policy on director attendance at annual meetings. Messrs. Hyatt, Kimmel and Montague attended the 2009 Annual Meeting.

Corporate Governance — Board Leadership Structure and Risk Oversight

Board Leadership Structure

We have a board leadership structure under which Mr. Kimmel serves as Chairman of the Board. Following the annual meeting, we will have seven other directors, each of whom is independent with the exception of our President and Chief Executive Officer, Mr. Holveck. Our Board currently has three standing committees, each of which is comprised solely of independent directors with a committee chair. In addition, the Board appoints other committees as the Board considers necessary from time to time.

The Board believes that the Chairman and the role of the Chief Executive Officer should be separate and that the Chairman should not be an employee of the Company. Further, the Board believes this separation serves the Company’s shareholders best for setting our strategic priorities and executing our business strategy. We believe that our Board consists of directors with significant leadership, organizational and strategic skills, as discussed above. All of our independent directors have served as the Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, or Senior Executive of other companies. Accordingly, we believe that our independent directors have demonstrated leadership in large enterprises, many with relevant industry experience, and are well-versed in board processes and corporate governance. We believe that having directors with such significant leadership skills benefits our Company and our shareholders.

In accordance with our By-laws and our corporate governance guidelines, the Chairman is responsible for chairing Board meetings and setting the agenda for these meetings. Each director also may suggest items for inclusion on the agenda and may, at any Board meeting, raise subjects that are not on the agenda for that meeting. As required by our corporate governance guidelines, our independent directors meet separately, without management present, at each meeting of the Board. In addition, our Board committees regularly meet without members of management present.

As part of its annual self-evaluation process, the Board evaluates its leadership structure to determine whether the Board continues to believe that it provides the optimal governance structure and required leadership talent for Endo. We believe that having a President and Chief Executive Officer for our company with oversight of company operations, coupled with an experienced independent board Chairman and experienced independent directors, who have appointed three committee chairs, is the appropriate leadership structure for Endo.

On a regular basis, the Company’s officers who are responsible for monitoring and managing the Company’s risks, including our President & Chief Executive Officer, our Chief Operating Officer, our Executive Vice President, Chief Financial Officer, our Executive Vice President, Chief Legal Officer, our Vice President, Controller and Principal Accounting Officer and our internal auditor, make reports to the Audit Committee. The Audit Committee, in turn, reports to the full Board. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing risk management for the Company by engaging in periodic discussions with Company officers as the Board may deem appropriate. In addition, each of our Board committees considers the risks within its respective areas of responsibility.

Risk Oversight

The Board of Directors believes that one of its most important responsibilities is to oversee how management manages the various risks the Company faces and has delegated primary responsibility for overseeing the Company’s Enterprise Risk Management (or ERM) program to the Audit Committee. It is management’s responsibility to manage risk and bring to the Audit Committee’s and the Board of Directors’ attention the most material risks to the Company. The Company’s head of internal audit, who reports independently to the Audit Committee, facilitates the ERM program under the sponsorship of our Executive Leadership Committee (or ELC), which includes our President & Chief Executive Officer; Chief Operating Officer; Executive Vice President, Chief Financial Officer; Executive Vice President, Chief Legal Officer; Executive Vice President, Research & Development; Senior Vice President, Human Resources; Senior Vice President, Business Development; and Vice President, Corporate Compliance & Business Practices. Enterprise risks are identified and prioritized by management, and each risk is assigned by the Board to a Board committee or the full Board for oversight based on the nature of the risk area and the committee’s charter. The committee or full Board agendas include discussions of individual risk areas throughout the year. Additionally, the Audit Committee agendas include periodic updates on the ERM process throughout the year. The Board level risk discussions are lead by an assigned executive sponsor, from the ELC, for each risk area.

The Audit Committee also regularly reviews treasury risks (insurance, credit and debt), financial and accounting, legal and compliance risks, information technology security risks and other risk management functions. In addition, the Compensation Committee considers risks related to succession planning and the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting Endo employees in addition to those applicable to our executive officers. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to the Company’s directors, executives (including its chief executive officer and chief financial officer) and employees. The Code is posted on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Code of Conduct.”

Common Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines (referred to as the Ownership Guidelines) both for non-employee Directors and for executive officers and senior management of the Company (collectively, Executive Management). The Board of Directors approved the Ownership Guidelines on February 21, 2008, and amended these Ownership Guidelines on April 28, 2010 to increase the required ownership of the Chief Executive Officer. The Board believes that non-employee directors and Executive Management should have a significant equity position in the Company and that the Ownership Guidelines will serve to further the Board’s interest in encouraging a longer-term focus in managing the Company. The Board also believes that the Ownership Guidelines align the interests of its directors and Executive Management with the interests of stockholders and further promote Endo’s commitment to sound corporate governance. The Ownership Guidelines are posted on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Compensation Committee.”

Ownership Guidelines for Non-Employee Directors

The Ownership Guidelines advise that each non-employee Director should have an ownership equal in value to at least three times his or her then current annual cash retainer. Non-employee Directors are expected to achieve the Ownership Guidelines within five (5) years of joining the Board, or, in the case of non-employee Directors serving at the time the Ownership Guidelines were adopted, within five (5) years of the date of adoption of the Ownership Guidelines or February 20, 2013. Non-employee Directors are also expected to continuously own sufficient shares to meet the Ownership Guidelines once attained.

Ownership Guidelines for Executive Management

The Ownership Guidelines currently advise that Executive Management should have an ownership equal in value as follows:

Level	Multiple of Base Salary
Chief Executive Officer	3.0x
Chief Operating Officer and Executive Vice Presidents	1.5x
Senior Vice Presidents	.75x

Executive Management is expected to achieve the Ownership Guidelines within five (5) years of joining the Company, or, if in the case of individuals serving in this capacity at the time the Ownership Guidelines were adopted, within five (5) years of the date of adoption of the Ownership Guidelines. Executive Management is also expected to continuously own sufficient shares to meet the Ownership Guidelines once attained. Members of Executive Management who subsequently get promoted to a higher level will have five years from the date of promotion to achieve their new ownership target.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant rules of the U.S. Securities and Exchange Commission (referred to as the SEC) (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

A discussion of our current related person transactions appears in this Proxy Statement under “TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS.”

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Governance Committee as well as a Transactions Committee. The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Nominating & Governance Committee(1)	Transactions Committee(2)
John J. Delucca	Chairman	Member	-	-
David P. Holveck	-	-	-	-
Nancy J. Hutson, Ph.D.	-	Member	-	Member
Michael Hyatt	-	-	Member	Chairman
Roger H. Kimmel	Member	-	Chairman	Member
Clive A. Meanwell, M.D., Ph.D.			Member
William P. Montague	Member	-	-	-
Joseph C. Scodari	-	Chairman	-	Member
William F. Spengler	Member	Member	-	-

(1)	Effective May 26, 2010, Dr. Hutson will join the Nominating & Governance Committee.
(2)	Effective May 26, 2010, Mr. Montague will join the Transactions Committee.

Audit Committee

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company and the Company’s internal controls and legal compliance functions. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Audit Committee.” The charter describes the nature and scope of responsibilities of the Audit Committee.

Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

Messrs. Delucca, Kimmel, Montague and Spengler currently serve as members of the Audit Committee and subject to their election at the 2010 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Delucca, Kimmel, Montague and Spengler as members of the Audit Committee, effective May 26, 2010. Between January 1, 2009 and December 31, 2009, the Audit Committee met ten times, including periodic meetings held separately with management, the Company’s internal auditors and the independent registered public accounting firm. Subject to his election at the 2010 Annual Meeting, the Board currently expects to reappoint Mr. Delucca as Chair of the Audit Committee. The Board has determined that Mr. Delucca is a “financial expert”, as defined by the SEC regulations, and he has the related financial management expertise within the meaning of the NASDAQ rules. The Board of Directors has determined that Messrs. Delucca, Kimmel, Montague and Spengler are “independent” and financially literate in accordance with the criteria established by the SEC and the NASDAQ.

Compensation Committee

The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the executive officers of the Company and provides broad guidance regarding the salaries and incentive compensation of the other employees of the Company. The Compensation Committee also reviews and acts on any recommendations of the Company’s management for awards granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, the Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan and the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Delucca, Scodari and Spengler and Dr. Hutson and subject to their election at the 2010 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Delucca, Scodari and Spengler and Dr. Hutson as members of the Compensation Committee, effective May 26, 2010. Each of Messrs. Delucca, Scodari and Spengler and Dr. Hutson is “independent” in accordance with the criteria established by the SEC and the NASDAQ. Subject to his election at the 2010 Annual Meeting, the Board currently expects to reappoint Mr. Scodari as Chair of the Compensation Committee. Between January 1, 2009 and December 31, 2009, the Compensation Committee met fourteen times. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Compensation Committee.” The charter describes the nature and scope of responsibilities of the Compensation Committee. A report of the Compensation Committee appears in this Proxy Statement under “EXECUTIVE COMPENSATION—Compensation Committee Report on Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2009 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Nominating & Governance Committee

On December 13, 2006, the Board of Directors chartered the Nominating & Governance Committee, which is comprised of independent directors.

The Nominating & Governance Committee of the Board of Directors identifies and recommends to the Board individuals qualified to serve as directors of the Company, recommends to the Board directors to serve on committees of the Board and advises the Board with respect to matters of Board composition and procedures. The Nominating & Governance Committee also oversees the Company’s corporate governance.

The Nominating & Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating & Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating & Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating & Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating & Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Secretary at Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317, and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

Among the qualifications considered in the selection of nominees, the Nominating & Governance Committee looks at the following attributes and criteria of nominees: experience, skills, expertise, and personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the needs of the Board of Directors. The Nominating & Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating & Governance Committee if they become aware of persons meeting the criteria described above. The Nominating & Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating & Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating & Governance Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating & Governance Committee determines that the candidate warrants further consideration, the Chairman or a member of the Nominating & Governance Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating & Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating & Governance Committee might be considering, and conducts one or more interviews with the candidate. Generally, Nominating & Governance Committee members may conduct additional due diligence of the candidate. The Nominating & Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

On February 26, 2009, the Board of Directors appointed William P. Montague as a director of the Company to fill the vacancy left by Mr. Horner. Mr. Montague was recommended to the Nominating & Governance Committee by a current director. On March 30, 2009, the Nominating & Governance Committee appointed Nancy J. Hutson, Ph.D. as a director of the Company. Dr. Hutson was recommended to the Nominating & Governance Committee by a global executive search firm. The Company engaged this global executive search firm to assist in identifying and evaluating potential nominees for director and to provide its recommendations on each potential nominee.

The current members of the Nominating & Governance Committee are Messrs. Hyatt and Kimmel and Dr. Meanwell. The Board has elected Mr. Kimmel as Chairman of the Nominating & Governance Committee. Between January 1, 2009 and December 31, 2009, the Nominating & Governance Committee met four times. Subject to their election at the 2010 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Kimmel and Hyatt and appoint Dr. Hutson as members of the Nominating & Governance Committee, effective May 26, 2010. Dr. Meanwell will not stand for re-election in 2010. Subject to his election at the 2010 Annual Meeting, the Board currently expects to reappoint Mr. Kimmel as Chair of the Nominating & Governance Committee. The Board of Directors has determined that all of the members of the current and future Nominating & Governance Committee are “independent” in accordance with the criteria established by the SEC and the NASDAQ. The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Nominating & Governance Committee.”

Transactions Committee

On July 31, 2007, the Board of Directors formed a Transactions Committee to provide advice and guidance to the Company’s management in connection with the exploration of strategic acquisition and licensing opportunities as well as any overture for merger with the Company, or sale of the Company or other like event. The current members of the Transactions Committee are Messrs. Hyatt, Kimmel and Scodari and Dr. Hutson. Subject to their election at the 2010 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Hyatt, Kimmel and Scodari and Dr. Hutson and appoint Mr. Montague as members of the Transactions Committee and to reappoint Mr. Hyatt as the Chair of the Transactions Committee, effective May 26, 2010.

ITEM 2

APPROVAL OF THE COMPANY’S

2010 STOCK INCENTIVE PLAN

On April 28, 2010, our Board of Directors approved, subject to stockholder approval at the Annual Meeting, the Endo Pharmaceuticals 2010 Stock Incentive Plan (the “Plan”). The following is a summary of the Plan and is qualified in its entirety by the full text of the Plan, a copy of which is included as Exhibit A to this Proxy Statement.

Plan Description

Purposes

The purposes of the Plan are to:

•

promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company;

•	acquire a proprietary interest in the long-term success of the Company; and

•	reward the performance of individuals in fulfilling long-term corporate objectives.

Administration of the Plan

The Plan will be administered by a committee appointed by our Board of Directors. The Board of Directors has appointed the Compensation Committee to administer the Plan. The committee will have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation,

•	the authority to grant awards;

•	to determine the persons to whom and the time or times at which awards shall be granted;

•	to determine the type and number of awards to be granted (including whether an option granted is an incentive stock option or a nonqualified stock option);

•	to determine the number of shares of stock to which an award may relate and the terms, conditions, restrictions and performance criteria, relating, if any, to any award;

•	to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged or surrendered;

•

to make adjustments in the performance goals that may be required for any award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Internal Revenue Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles;

•	to construe and interpret the Plan and any award;

•	to prescribe, amend and rescind rules and regulations relating to the Plan;

•	to determine the terms and provisions of agreements evidencing the terms of any awards; and

•	to make all other determinations deemed necessary or advisable for the administration of the Plan.

The committee may, in its absolute discretion, without amendment to the Plan,

•

accelerate the date on which any option granted under the Plan becomes exercisable; waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option, and

•	accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of restricted stock, or other award or otherwise adjust any of the terms applicable to any such award.

Notwithstanding the foregoing, neither the Board of Directors, the committee nor their respective delegates shall have the authority to re-price (or cancel and/or re-grant) any option, stock appreciation right or, if applicable, other award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

Except as required by applicable law, the committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees. All decisions, determinations, and interpretations of the committee will be final and binding, and no member of the committee will be liable for any action taken or determination made in good faith with respect to the Plan or any award.

Eligibility

Awards pursuant to the Plan may be granted to employees of the Company, including officers and directors who are employees, to non-employee directors, and to consultants of the Company. Incentive stock options will be granted only to Company employees (including officers and directors who are also employees).

Shares Available for Awards

The maximum number of shares of Company stock reserved for issuance under the Plan will be eight million (8,000,000) shares plus the number of shares of Company stock reserved but unissued under the Company’s 2004 Stock Incentive Plan and 2007 Stock Incentive Plan (including shares of Company stock that become available for reuse under these plans), subject to adjustment for certain transactions. Notwithstanding the foregoing, of the eight million (8,000,000) shares originally reserved for issuance under this Plan, no more than four million (4,000,000) of such shares shall be issued as Full Value Awards. The shares may be authorized but unissued Company stock or authorized and issued Company stock held in the Company’s treasury. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for awards under the Plan except that any shares of Company stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the Plan. In no event may the total number of shares of Company stock subject to awards awarded to any one participant during any tax year of the Company, exceed one million (1,000,000) shares (subject to adjustment for certain transactions).

Adjustment for Change in Capitalization

In the event of any change in the Company’s capitalization or in the event of a corporate transaction, such as a merger, consolidation, separation or similar event, the Plan provides for appropriate adjustments in the number of class of shares of common stock available for issuance or grant and in the number, price and/or kind of shares or other cash or property subject to awards.

Types of Awards

The Plan provides for the grant of stock options, stock appreciation rights, shares of restricted stock, stock bonus, performance awards or other share-based or cash-based awards. These awards are discussed in more detail below.

Stock Options. Options granted under the Plan may be incentive stock options meeting the definition of an incentive stock option under Section 422 of the Internal Revenue Code or options which do not qualify as incentive stock options (referred to as nonqualified options). The award will be evidenced by an award agreement that specifies the option price, duration of the option, the number of shares to which the option pertains, termination and transferability rights and other provisions as the committee may determine to be appropriate. The option price for each grant will be at least equal to the fair market value (as defined in the Plan) of the shares subject to the option on the grant date of the option. The date on which the committee adopts a resolution granting an option shall be considered the grant date of the option, unless such resolution specifies a later date.

No option may be exercised later than the tenth anniversary date of its grant.

Stock Appreciation Rights (“SARs”). The committee may grant SARs under the Plan, either in tandem with stock options or freestanding and unrelated to options. Tandem SARs may be exercised only when the related option is exercisable. Freestanding SARs may be exercised upon such terms and conditions established by the committee. Each SAR will be evidenced by an award agreement that will specify the grant price, the term of the SAR and other provisions as the committee or board may determine to be appropriate. In no event will the appreciation base of the shares of common stock subject to the SAR be less than the fair market value of the shares on the date of grant. The term of the SAR may not exceed ten (10) years.

Upon exercise of a SAR, a participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value of a share on the exercise date and the appreciation base of the SAR, by (ii) the number of shares with respect to which the SAR is exercised.

Restricted Stock and Stock Bonus. The committee may grant restricted stock awards, alone or in tandem with other awards under the Plan, subject to such restrictions, terms and conditions, as the committee may determine in its sole discretion and as may be evidenced by the applicable agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any subsidiary, upon the attainment of specified performance goals, and/or upon such other criteria as the committee may determine in its sole discretion. Notwithstanding the foregoing, if the vesting condition for any award, other than an option, that is settled in Company stock, such as restricted stock awards (“full value awards”), excluding any full value award made to a participant upon commencement of his employment or any full value award made to a non-employee director, relates exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with no more than 33 1/3% of the award vesting every 12 months from the date of the award (subject to earlier vesting on certain events described below). If the vesting condition for any full value award (including award of restricted stock), excluding any full value award made to a participant upon commencement of his employment or any full-value award made to a non-employee director, relates to the attainment of specified performance goals, such full value award shall vest over a performance period of not less than one year (subject to earlier vesting on certain events described below). Each agreement with respect to a restricted stock award will set forth the amount (if any) to be paid by the participant with respect to the award and when and under what circumstances such payment is required to be made. The committee may grant stock bonus awards, alone or in tandem with other awards under the Plan, subject to such terms and conditions as the committee may determine in its sole discretion and as may be evidenced by the applicable agreement.

Performance Awards. The committee may grant performance awards, alone or in tandem with other awards under the Plan, to acquire shares of Company stock in such amounts and subject to such terms and conditions as the committee may from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Internal Revenue Code, unless the committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such award. No dividends or dividend equivalents will be paid in respect of unvested performance awards.

In the event that the committee grants a performance award or other award (other than a nonqualified option or incentive stock option) that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Internal Revenue Code, the following rules will apply: payments under the award will be made solely on account of the attainment of one or more objective performance goals. The performance goals must be established in writing by the committee not later than 90 days after the commencement of the period of service to which the award relates (but in no event after 25 percent of the period of service has elapsed). The performance goal(s) to which the award relates may be based on one or more of the following business criteria applied to the Company or, a subsidiary:

•	total shareholder return;

•	net revenues;

•	return on equity;

•	earnings per share;

•	net income (before or after taxes);

•	return on assets;

•	earnings from continuing operations;

•	business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities);

•	customer satisfaction goals;

•	employee satisfaction goals;

•	identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

•	entry into new markets (either geographically or by business unit);

•	meeting specified market penetration or value added goals; and

•	development of new technologies (including patent application or issuance goals).

•	earnings before all or any of interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”);

•	inventory goals;

•	market share;

•	cost reduction goals or levels of expenses, costs or liabilities; or

•	any combination of one or more of the foregoing over a specified period.

Other Stock- or Cash-Based Awards. The committee is authorized to grant other stock-based awards or other cash-based awards, as deemed by the committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Internal Revenue Code, unless the committee shall determine otherwise, the awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the participant has a legally binding vested right to such award. With respect to other cash-based awards intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code, (i) the maximum value of the aggregate payment that any participant may receive with respect to any such other cash-based award that is an annual incentive award is $3,000,000, (ii) the maximum value of the aggregate payment that any participant may receive with respect to any such award that is a long-term incentive award is the amount set forth in clause (i) above multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve, and (iii) the additional rules described above applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code shall apply. The committee may establish such other rules applicable to the other stock- or cash-based awards to the extent not inconsistent with Section 162(m) of the Internal Revenue Code.

Termination of Employment

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of a participant’s employment or service with Endo and its subsidiaries by Endo or its subsidiary for cause (or in the case of a non-employee director upon such non-employee director’s failure to be renominated as non-employee director of Endo), the portions of outstanding stock options and SARs granted to such participant that are exercisable as of the date of such termination of employment or service will remain exercisable, and any payment or notice provided for under the terms of any other outstanding award with respect to the portion thereof that is vested as of the date of such termination of employment or service, may be given, for a period of 30 days from and including the date of termination of employment or service (and will thereafter terminate). All portions of outstanding stock options or SARs granted to such participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding award which is not vested as of the date of such termination of employment or service will terminate upon the date of such termination of employment or service.

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, if the participant voluntarily “retires” with the consent of Endo or the participant’s employment or service terminates due to disability, all outstanding stock options, SARs and all other outstanding awards granted to such Participant (except, in the case of a participant who voluntarily retires, awards (other than stock options or SARs) intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code) will continue to vest in accordance with the terms of the applicable award agreements. For purposes of the above with respect to employees, “retirement” means the termination of employment with the Company (other than for cause) during or after the calendar year in which a participant has or will reach (i) age 55 with ten years of service with the Company, or (ii) age 60 with five years of service with the Company. With respect to directors, “retirement” means the termination of service with the Company (other than for cause) during or after the calendar year in which a participant has or will reach age 75 with five years of service with the Company. The participant will be entitled to exercise each such stock option or SAR and to make any payment, give any notice or to satisfy other condition under each such other award, in each case, for a period of one year from and including the later of (i) date such entire award becomes vested or exercisable in accordance with the terms of such award and (ii) the date of termination of employment or retirement, and thereafter such awards or parts thereof will be canceled. Notwithstanding the foregoing, the committee may in its sole discretion provide for a longer or shorter period for exercise of a stock option or SAR (but in no event past the 10th anniversary of the grant date) or may permit a participant to continue vesting under a stock option, SAR or restricted stock award or to make any payment, give any notice or to satisfy other condition under any other award.

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, if the participant’s employment or service terminates by reason of death, or if the participant’s employment or service terminates under circumstances providing for continued rights of the participant to exercise outstanding stock options or SARs (other than continued rights following a termination of employment for cause) and during the period of continued rights the participant dies, all outstanding stock options, restricted stock and SARs granted to such participant will become fully exercisable, and any payment or notice provided for under the terms of any other outstanding award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the participant’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the participant’s death and thereafter all such awards or parts thereof will be canceled.

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of a participant’s employment or service with Endo and its subsidiaries (i) by Endo or its subsidiaries without cause (including, in case of a non-employee director, the failure to be elected as a non-employee director) or (ii) by the participant for good reason or any like term as defined under any employment agreement with Endo or a subsidiary to which a participant may be a party to, the portions of outstanding stock options and SARs granted to such participant which are exercisable as of the date of termination of employment or service of such participant will remain exercisable, and any payment or notice provided for under the terms of any other outstanding award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of one year from and including the date of termination of employment or service and will terminate thereafter. Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, any other outstanding award will terminate as of the date of such termination of employment or service.

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of the participant’s employment or service with the Company and its subsidiaries for any reason other than as described above, the portions of outstanding stock options and SARs granted to such participant that are exercisable as of the date of such termination of employment or service will remain exercisable for a period of 90 days (and will terminate thereafter), and any payment or notice provided for under the terms of any other outstanding award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of 90 days from and including the date of termination of employment or service (and will terminate thereafter). All additional portions of outstanding stock options or SARs granted to such participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding award which is not vested as of the date of such termination of employment or service will terminate upon the date of such termination of employment or service.

Effect of Change in Control

Unless the applicable award agreement provides otherwise, in the event of a Change in Control (as such term is defined in the Plan), and in accordance with the requirements of Section 409A of the Internal Revenue Code:

•

For any award that is assumed in connection with a Change in Control, in the event of a termination of a participant’s employment or service by the Company without Cause (as such term is defined in the Plan), during the 24-month period following the Change in Control, at the time of termination, all awards held by the participant will vest, and any performance conditions imposed on the awards will be deemed to be achieved at target levels.

•

For any award that is not assumed in connection with a Change in Control, immediately upon the occurrence of the Change in Control, all awards held by the participant will become fully vested and any performance conditions imposed on the awards will be deemed to be achieved at target levels.

•

An award will be considered assumed if, following the Change in Control, the award remains subject to the same terms and conditions that were applicable to the award immediately prior to the Change in Control except that, if the award related to shares of Company stock, the award instead confers the right to receive common stock of the acquiring entity.

•

In the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Company may provide that each award will, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess of the consideration paid per share of Company stock in the Change in Control over the exercise price (if any) per share of Company stock subject to the award multiplied by (y) the number of shares granted under the award.

Amendment or Termination of the Plan

Subject to certain limitations, the Board of Directors or the committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, neither the Board of Directors, the committee nor their respective delegates will have the authority to re-price (or cancel and re-grant) any option or, if applicable, other award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

Federal Income Tax Consequences of the Company’s 2010 Stock Incentive Plan

The following discussion of certain relevant federal income tax effects applicable to stock options and other stock-based awards granted under the plan is a summary only, and reference is made to the Internal Revenue Code for a complete statement of all relevant federal tax provisions.

Options. With respect to nonqualified options (“NSO”), the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are issued to a participant (“option shares”) pursuant to the exercise of an ISO granted under the plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant (a “disqualifying disposition”), then, generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.”

If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.

Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NSO as discussed above.

In general, we will receive an income tax deduction at the same time and in the same amount as the employee recognizes ordinary income.

Payment of Option Price in Shares. If an option is exercised through the use of Company stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction. However, if the previously owned shares were acquired on the exercise of an incentive stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise a stock option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income in the amount described above.

SARs. The recipient of a grant of SARs will not realize taxable income and we will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income equal to the amount of cash (including the amount of any taxes withheld) and the fair market value of any shares received at the time of exercise. In general, we will be entitled to a corresponding deduction, equal to the amount of income realized.

Restricted Stock. A participant who receives a grant of restricted stock will not recognize any taxable income at the time of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant’s rights in restricted stock awarded under the plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the participant for such shares, will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse. We generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes.

Other Types of Awards. With respect to other awards under the Plan, generally when the participant receives payment with respect to an award, the amount of cash and fair market value of any other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction in the same amount.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan) by a public company to each “covered employee” (the chief executive officer and three next most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1 million. Excluded from total compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan will be subject to this limit.

The closing price of the Company’s common stock on April 22, 2010 was $22.86.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the committee and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the Plan. The table below sets forth grants approved under the existing plans since December 31, 2009:

Name and Position	Dollar Value ($)	Number of Units
David P. Holveck, Chief Executive Officer	$3,675,000	287,607
Alan G. Levin, Executive VP, Chief Financial Officer	$1,320,000	103,304
Ivan P. Gergel, Executive VP, Research & Development	$1,371,433	107,329
Caroline B. Manogue, Executive VP, Chief Legal Officer and Secretary	$804,375	62,950
Edward J. Sweeney, VP, Controller and Principal Accounting Officer	$192,771	17,953
Executive Group	$7,363,579	579,143
Non-Executive Director Group	$1,080,079	87,424
Non-Executive Officer Employee Group	$31,113,843	2,377,280

Vote Required

The affirmative vote of a majority of the issued and outstanding shares entitled to vote and represented at the Annual Meeting in person or by proxy will be required to approve the Plan. Abstentions will be counted and will have the same effect as a vote against the Plan.

The Compensation Committee and the Board of Directors recommend a vote FOR the approval of the Endo Pharmaceuticals Holdings Inc. 2010 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following information relates to plans in effect as of December 31, 2009 under which equity securities of the Company may be issued to employees and directors. Although the Endo Pharmaceuticals Holdings Inc. 2000, 2004, and 2007 Stock Incentive Plans provide that stock options may be granted thereunder to non-employee consultants, the Company has never granted any such options to any such consultants.

	Column A	Column B		Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders
Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan	947,355	$18.24		114,004
Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan	2,886,001	$25.07		979,681
Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan	2,692,423	$21.52	(1)	4,164,565

(1)	Excludes shares of restricted stock units outstanding.

As of March 31, 2010, the number of outstanding options under all equity plans amounted to 6,680,214 with a weighted average exercise price of $22.41 and a weighted average remaining term of 7.64 years. The granted and unvested full-value awards under all equity plans were 2,392,301. The number of securities remaining for future issuance under all equity plans were 2,395,260 at March 31, 2010.

Equity compensation plans not approved by security holders

In 2009, 43,500 restricted stock units and 66,503 non-qualified stock options were granted to an executive officer of the Company as an inducement to commence employment with the Company. The restricted stock units and non-qualified stock options were granted outside of the 2007 Stock Incentive Plan but are subject to the terms and conditions of the 2007 Stock Incentive Plan and the applicable award agreements. In accordance with NASDAQ rules, these awards were not required to be approved by the Company’s shareholders. The restricted stock units and stock options vest (and, in the case of the options, become exercisable) at a rate of 25% on each of the first four anniversaries of the date of grant.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009 with the management of the Company and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Further, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Deloitte & Touche LLP’s independence from the Company, and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it has deemed appropriate.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2009 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. The Audit Committee has selected, and the Board of Directors has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the year ended December 31, 2010.

Submitted by the Audit Committee of the Company’s Board of Directors.

Members of the Audit Committee:

John J. Delucca (Chairman)

Roger H. Kimmel

William P. Montague

William F. Spengler

The above Audit Committee Report does not constitute soliciting material, and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

ITEM 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2010. The Company is asking its stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2010.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of a majority of the issued and outstanding shares entitled to vote and represented at the Annual Meeting in person or by proxy will be required to approve the ratification of the appointment of the Company’s registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal.

The Audit Committee and the Board of Directors recommend a vote FOR the ratification of the Board’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010.

Fees Paid to the Independent Registered Public Accounting Firm

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009. The following table summarizes the aggregate fees for services the Deloitte Entities provided during fiscal years 2009 and 2008:

	2009	2008
Audit Fees(a)	$1,801,012	$1,716,101
Audit-Related Fees(b)	30,096	27,450
Tax Fees(c)	368,297	268,808
All Other Fees(d)	86,748	—

Total	$2,286,153	$2,012,359

(a)	Fees for audit services billed in 2009 and 2008 consisted of:

•	Audit of the Company’s annual financial statements

•	Evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting

•	Reviews of the Company’s quarterly financial statements

•	Comfort letters, consents and other services related to SEC matters

(b)	Fees for audit-related services billed in 2009 and 2008 consisted of:

•	Employee benefit plan audits

(c)	Fees for tax services billed in 2009 and 2008 consisted of tax compliance and tax planning and advice.

•

Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.	Federal, state and local income tax return assistance

ii.	Sales and use, property and other tax return assistance

iii.	Assistance with tax return filings in certain foreign jurisdictions

(d)	Fees of other services billed in 2009 consisted of:

•	Review of marketing materials for regulatory compliance

•	Advisory services around the Company’s enterprise risk management strategy

Prior to 2009, the Company generally had not engaged the Deloitte Entities for “other” services.

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements and related to the evaluation and reporting on the effectiveness of the Company’s internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents and other services related to SEC matters, and discussion surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and employee benefit plan audits.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with the coordination of execution of tax related activities, primarily in the area of corporate developments; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with the Company’s management the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS”. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Submitted by the Compensation Committee of the Company’s Board of Directors.

Members of the Compensation Committee:

Joseph C. Scodari (Chairman)

John J. Delucca

Nancy J. Hutson, Ph.D.

William F. Spengler

COMPENSATION DISCUSSION AND ANALYSIS

Roles and Responsibilities of Compensation Committee

The primary purpose of the Compensation Committee is to conduct reviews of the Company’s general executive compensation policies and strategies and oversee and evaluate the Company’s overall compensation structure and programs. The Compensation Committee confirms that total compensation paid to the chief executive officer, chief financial officer and those other individuals included in the Summary Compensation Table is reasonable and competitive. All of these individuals are referred to as the “named executive officers”. Responsibilities of the Compensation Committee include, but are not limited to:

•

evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other named executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and recommending for approval by the Board of Directors the compensation level of the chief executive officer;

•	evaluating and approving compensation levels of the named executive officers (and certain other employees);

•	evaluating and approving all grants of equity-based compensation to the named executive officers (and certain other employees);

•	recommending to the Board compensation policies for outside directors;

•	providing general compensation oversight on significant issues affecting the Company’s compensation philosophy and/or policies;

•	providing input to management on whether compensation arrangements for the named executive officers (and certain other employees) incentivize excessive risk taking;

•

reviewing performance-based and equity-based incentive plans for the chief executive officer, other named executive officers, and reviewing other benefit programs presented to the Compensation Committee by management;

•

reviewing and approving the aggregate amount of dollars, in the case of the annual incentive compensation (IC), and stock options, performance shares and restricted stock units, in the case of the annual long-term incentive compensation, that is available to the Company each year; and

•

reviewing at least annually the Company’s succession plan relating to named executive officer positions and make recommendations to the Board related to the selection of individuals to hold the position of CEO.

Responsibilities of Endo Management

Endo management is required to provide reviews and recommendations for the Compensation Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities in this regard include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs for all employees, including competitiveness, and alignment with the Company’s objectives;

•	recommending changes, if necessary, to achieve all program objectives; and

•	recommending pay levels, payout and/or awards for named executive officers and certain other employees other than the chief executive officer.

The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers.

Outside Consultants

In August 2008, the Compensation Committee retained, and has continued to utilize throughout 2009, a compensation consultant from Hay Group for matters related to executive and director compensation. Hay Group is an outside global human resources consulting firm and does not provide any other services to the Company. Hay Group is asked to provide independent, third-party advice and expertise in executive compensation issues. The compensation consultant reports directly to the Committee. Hay Group provides the Compensation Committee with comparative market data and alternatives to consider when making compensation decisions and reviews the recommendations being made by the Company’s management for executives. The Compensation Committee may retain other consultants and advisors from time to time. The Compensation Committee retains the ultimate responsibility for all compensation decisions.

The Company’s Executive Compensation Program

Overall Program Objectives

The Company’s primary objective with respect to executive compensation is to design compensation programs that will align executives’ compensation with the Company’s overall business strategies for the creation of stockholder value and attract, motivate and retain highly qualified executives. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance in meeting or exceeding established goals, with the ultimate objective of improving shareholder value.

Accordingly, the Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation program to:

•	create a strong performance alignment with shareholders’ interests;

•	support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement; and

•	recruit and retain executive talent.

The Company seeks to achieve these objectives through three key compensation elements:

•	a base salary;

•	a performance-based annual cash incentive (i.e., annual cash incentive compensation (IC)); and

•

annual (and, under certain circumstances, periodic) grants of long-term, equity-based compensation (i.e., a long-term incentive), which has historically been comprised of stock options and restricted stock units that are subject to time-based vesting requirements and more recently, performance share units that have performance-based vesting requirements.

In order to enhance the Compensation Committee’s ability to carry out its responsibilities effectively, as well as maintain strong links between executive pay and performance, the Compensation Committee reviews compensation information for each named executive officer which includes the following information:

•	the annual compensation and benefit values that are being offered to each executive;

•	the value of all outstanding equity awards; and

•	the value of all other compensation.

The Compensation Committee also meets with our chairman, chief executive officer and other senior management in connection with compensation matters and regularly meets in executive sessions with Hay Group but without management.

Competitive Considerations

In making compensation decisions with respect to each element of compensation, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Compensation Committee regularly reviews the compensation practices at companies with which it competes for talent, including businesses engaged in activities similar to those of the Company, especially specialty pharmaceuticals. While we do not believe that it is appropriate to establish compensation levels based primarily on benchmarking, we believe that information regarding pay practices at other companies is nevertheless useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, independent marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

The Compensation Committee generally targets total executive compensation at the median of compensation packages for executives in similar positions and with similar responsibilities at similar companies of comparable size with the opportunity for top quartile compensation based upon individual and company performance. The Compensation Committee’s choice of this target percentile reflects the Company’s consideration for our shareholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals, while conserving cash and equity as much as practicable.

We believe that, given the industry in which we operate and our compensation philosophy and objectives, compensation targeted at the median of similar companies with the opportunity for top quartile total compensation based upon performance is generally sufficient to retain our current executive officers and to hire new executive officers when and as required. In setting compensation for the named executive officers, the Compensation Committee considers comparative market data requested from Hay Group, its compensation consultant. In gathering relevant competitive market compensation data, the Compensation Committee approved the use of a sample of mid-sized specialty pharmaceutical companies, including high-growth industry companies with similar operations as Endo and mid-sized pharmaceutical companies that participate in Hay Group’s compensation database.

We refer to all of these sample companies as the “Data Point Companies.” The Committee believes that Endo competes with the Data Point Companies for talent and for shareholder investment. The Data Point Companies typically have similar executive officer positions and create a range of comparative compensation values that are utilized by the Compensation Committee to confirm that salary levels and overall incentive opportunities approved by the Compensation Committee are consistent with the Company’s overall objectives.

The current Data Point Companies are: Allergan Inc., Amylin Pharmaceuticals, Celgene Corp., Cephalon Inc., Forest Laboratories Inc., King Pharmaceuticals Inc., Medicis Pharmaceutical Corp., Mylan Inc., OSI Pharmaceuticals, Par Pharmaceuticals Inc., Valeant Pharmaceuticals Inc., Vertex Pharmaceuticals, Warner Chilcott Ltd. and Watson Pharmaceuticals Inc.

From time to time, the Compensation Committee re-evaluates the Data Point Companies in light of the Company’s size (i.e., revenue, market capitalization) and business. Accordingly, the Data Point Companies may change. The Compensation Committee does not attempt to set each compensation element for each executive within a particular range related to levels provided by the Data Point Companies. Instead, the Compensation Committee uses market comparisons as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership and growth potential.

Compensation Components

The three principal components of the Company’s total compensation are: base salary, cash incentive compensation (IC) and long-term equity-based incentive compensation (LTI). In allocating compensation among these elements, we believe that the majority of the compensation of our senior-most levels of management—the levels of management having the greatest ability to influence the Company’s performance—should be performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

Under our compensation structure, the mix of base salary, cash incentive compensation and long-term equity-based incentive compensation varies depending on each named executive officer’s level. Although the Company has no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation, the following was the 2009 targeted mix (as well as 2009 actual mix) of these compensation vehicles for the current named executive officers:

	2009 Base Salary	2009 Incentive Compensation Target	2009 Incentive Compensation Actual	2009 Long-Term Equity Incentive Compensation Target	2009 Long-Term Equity Incentive Compensation Actual
David P. Holveck(1)	$833,333	$672,000	$739,200	$2,940,000	$3,675,000
Alan G. Levin(2)	$350,000	$330,000	$363,000	$1,200,000	$1,320,000
Ivan P. Gergel, M.D.(1)	$592,729	$327,951	$360,746	$1,192,550	$1,371,433
Caroline B. Manogue(1)	$423,404	$214,500	$235,950	$643,500	$804,375
Edward J. Sweeney(3)	$255,417	$77,108	$81,734	$154,217	$192,771

(1)	Incentive compensation and long-term equity incentive compensation for David P. Holveck, Ivan P. Gergel, and Caroline B. Manogue was calculated based on their base salary at December 31, 2009 of $840,000, $596,275 and $429,000, respectively.
(2)	Alan G. Levin joined the Company as its Executive Vice President, Chief Financial Officer on June 1, 2009. Accordingly, his 2009 base salary shown in the table above represents the pro-rated portion of his annualized salary of $600,000. Mr. Levin’s 2009 incentive compensation and long-term equity incentive compensation were not pro-rated. As described in more detail below under the section titled “Employment and Change in Control Agreements; Severance Agreements”, in connection with his commencement of employment with the Company on June 1, 2009, Mr. Levin was paid (i) $225,000 and (ii) was granted on such date (a) 43,500 restricted stock units and (b) 80,000 stock options. Due to an administrative error, the Company cancelled a portion of the nonqualified stock options and replaced the cancelled awards with a new grant of incentive stock options on July 28, 2009. The total number of options granted in 2009 exceeded the 80,000 options per his employment agreement due to the increased exercise price on July 28, 2009. The cancellation and re-granting of awards was intended for Mr. Levin to be in the same economic position as he would have been under the original terms of his employment agreement.

(3)	Edward J. Sweeney, the Company’s Vice President, Controller and Principal Accounting Officer, served as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission from September 2, 2008 to May 31, 2009. His 2009 incentive compensation target and long-term equity incentive compensation target is based on his ending salary at December 31, 2009 of $257,028. In addition to his incentive compensation noted above, Mr. Sweeney was awarded a one-time $50,000 cash bonus in April 2009 in consideration for his increased responsibilities as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission.

Base Salary

Purpose. The objective of base salary is to reflect job responsibilities, value to the Company and individual performance taking into consideration market competitiveness. We seek to provide our executive officers with competitive annual base salaries in order to attract and retain them. The base salary component of our executive officer compensation program is not designed to incentivize our near-term performance (as performance-based cash bonuses are designed to do), but rather to provide the baseline level of compensation to executive officers.

Considerations. Salaries for the named executive officers are determined initially by each individual’s employment agreement (except for Mr. Sweeney who does not have an employment agreement), which are described under “Employment Agreements” below. These salaries and the amount of any increase over these salaries are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at the Data Point Companies;

•	the expertise and competencies of the individual executive;

•	the competitiveness of the market for the executive’s services;

•	internal review of the executive’s compensation, both individually and relative to other named executive officers;

•	the recommendations of the chief executive officer (except in the case of the chief executive officer’s own compensation); and

•	individual performance of the named executive officer, which includes:

•	achievement of individual annual goals and objectives, the risks and challenges involved, and the impact of the results;

•	performance of day-to-day responsibilities;

•	increases in competencies and skill development;

•	value of their contribution to function and company goal achievement; and

•	behaviors aligned with Endo core values.

Base salaries are generally reviewed annually. In reviewing salaries, the Compensation Committee adjusts salaries from time to time to realign salaries with market levels, individual performance and incumbent experience. The Compensation Committee also considers salaries relative to those of others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as incentive compensation and long-term incentive opportunities, where such an adjustment would correct a compensation imbalance, as the Compensation Committee deems appropriate.

Fiscal Year 2009 Decisions Regarding Base Salary. In November 2009, as part of the Compensation Committee’s annual review of compensation, Hay Group provided the Compensation Committee with a market assessment of the competitive compensation for the Company’s executive officers. This assessment included reviewing the Data Point Companies and:

•	establishing a benchmark match for each of the positions;

•	gathering and analyzing competitive compensation from relevant labor markets; and

•	developing competitive market medians of compensation for the positions.

Based on the competitive market data referred to above, the Compensation Committee developed, with the assistance of Hay Group, market medians of compensation for each of Endo’s compensation elements (base salary, target annual incentive compensation, and expected value of long-term incentive compensation) and then compared each of Endo’s executive officer’s current compensation to the market median for each data sample. The data showed that Endo’s executive officers are generally compensated within twenty percent (20%) of the median of the market competitive range for base salary. The market data and the performance of each of Endo’s named executive officers are reviewed each year, and there is no guarantee that any of their compensation will be aligned with the market.

Therefore, the following changes to the base salary of the named executive officers occurred in early 2010. Effective March 15, 2010, based on each individual’s performance, Mr. Holveck’s salary was increased to $882,000, Mr. Levin’s salary was increased to $618,000, Dr. Gergel’s salary was increased to $617,000, Ms. Manogue’s salary was increased to $460,000 and Mr. Sweeney’s salary was increased to $268,594. Ms. Wysenski, the Company’s former Chief Operating Officer, resigned from the Company in 2009.

Performance-Based Annual Cash Incentive Compensation (IC)

Purpose. The compensation program provides for an annual cash incentive that reinforces the Company’s pay-for-performance approach. This incentive compensation, or IC, program is a short-term incentive plan that rewards achievement of annual goals and objectives. The objective of the program is to compensate individuals based on the achievement of specific goals that are intended to correlate closely with shareholder value.

Considerations. The annual cash incentive compensation includes various incentive levels based on the named executive officer’s accountability and impact on Company operations, with target award opportunities established as a percentage of base salary. For those named executive officers with employment agreements, a target IC bonus is established pursuant to their respective employment agreement, which is determined based on all factors that the Compensation Committee deems relevant, including (but not limited to) a review of the Data Point Companies’ compensation. For Mr. Sweeney, who does not have an employment agreement, his target IC bonus is the same as other vice presidents in the Company, 30% of his base salary. In fiscal 2009, these targets ranged from 30% to 80% of base salary for the Company’s named executive officers. The annual bonus process for our named executive officers involves two basic steps:

•	At the outset of the fiscal year:

Set overall Company performance goals for the year; and

•	At the end of the fiscal year:

Measure actual performance (individual and Company-wide) against the predetermined Company performance goals and individual performance measures to determine the appropriate award.

These two steps are further described below:

(1) Setting Company performance goals. Early in each fiscal year, the Compensation Committee, working with senior management sets performance goals for the Company. In fiscal 2009, the bonus determination for each named executive officer was primarily based upon the Company’s performance against these goals. The goals that were established for fiscal 2009 are discussed below under “Fiscal Year 2009 Decisions Regarding Incentive Compensation.”

In determining the extent to which the pre-set performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

(2) Measuring performance. After the end of the fiscal year, the Compensation Committee reviews the Company’s actual performance against each of the performance goals established at the outset of the year. The Compensation Committee assesses the Company’s performance as well as each named executive officer’s performance against the individual goals set at the outset of the year. This assessment allows bonus decisions to take into account each named executive officer’s personal performance and contribution during the year.

Discretion. Under the IC plan, the Compensation Committee has discretion, in appropriate circumstances (e.g., should the individual’s performance in any particular year be outstanding), to grant named executive officers a lower incentive payout versus target but no more than 200% of an executive’s base salary.

Fiscal Year 2009 Decisions Regarding Incentive Compensation. With respect to fiscal year 2009, the annual award for each of the named executive officers was based on the achievement of corporate goals as well as each executive officer’s individual performance. The Compensation Committee established performance goals for fiscal 2009, which were divided into the following categories and were weighted as follows:

• Financial Objectives, which included achieving certain total net revenue and earnings per share targets, as well as targets related to achieving specified net sales targets by product	40%

• Portfolio Development, which included the evaluation, and where appropriate, the advancement of the Company’s internal portfolio and adding to the Company’s current portfolio both through acquisitions and licensing transactions, in each case aligned with the strategic direction of the business,	30%

• Organization Advancement Objectives, which included achieving portfolio, cost and organizational integration goals related to the Indevus Pharmaceuticals, Inc. acquisition, appropriately enhancing the Company’s leadership effectiveness with a focus on building the Company’s talent pipeline, enhancing systems and controls, regulatory compliance, and improving the Company’s organizational capabilities and efficiencies.	30%

The specific annual performance goals reflect the Company’s confidential operating plan and information, reflecting the Company’s confidential planning process, and, accordingly, to disclose these specific goals publicly would cause significant competitive harm to the Company.

The performance goals are intended to be challenging and ambitious but also realistic enough to be reasonably attainable given a very concerted effort on the part of the Company’s named executive officers and employees in consideration of conditions and trends. In the past three fiscal years the named executive officers achieved performance goals above target, at target or slightly below target levels. For 2009, a 110% incentive pool target was granted by the Compensation Committee for the named executive officers, other than Mr. Sweeney. In February 2009, the Compensation Committee determined that it would award a zero percent (0%) cash incentive to the named executive officers in the event that a certain earnings per share threshold is not met for fiscal year 2009 and beyond. The Compensation Committee determined not to include Mr. Sweeney in this due to his role as Vice President, Controller.

The Compensation Committee reviewed the Company’s achievement of the financial and other objectives set forth above as well as each named executive officer’s contributions and awarded the named executive officers the bonus amounts set forth in the Summary Compensation Table.

Specifically, each of the following named executive officers received incentive compensation for 2009 performance equal to the following, expressed as a percentage of the IC targets set forth in their respective employment agreements, each in effect on December 31, 2009 (except with respect to Mr. Sweeney whose target IC bonus is the same as other vice presidents in the Company, 30% of his base salary): Mr. Holveck, Chief

Executive Officer—110%; Mr. Levin, Chief Financial Officer—110%; Dr. Gergel, Executive Vice President, Research & Development—110%; Ms. Manogue, Chief Legal Officer—110%; and Mr. Sweeney, Vice President, Controller—106%. Ms. Wysenski, the Company’s former Chief Operating Officer, resigned from the Company in 2009. These percentages reflected the Compensation Committee’s judgment as to the extent to which applicable targets were met and each individual’s performance.

See also below under the heading “Post-Termination Benefit” regarding how each named executive officer with an employment agreement will be entitled to cash incentive compensation as a percentage of salary.

Long-term Equity-Based Incentive Compensation

Purpose. The long-term incentive program provides an annual award (and, under certain circumstances, a periodic award) that is performance based. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of shareholders of the Company by motivating and rewarding creation and preservation of long-term shareholder value. The level of long-term incentive (LTI) compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to named executive officers and the goals of the compensation program described above. Currently, long-term incentive awards are equity based. The LTI program provides for the awarding of stock options, performance share units and restricted stock units.

Stock Options. The Company’s long-term incentive compensation has historically taken the form of stock option awards. Stock options reward named executive officers only if the stock price increases.

The long-term incentive program calls for stock options to be granted with exercise prices of not less than the closing price of our common stock as quoted on the NASDAQ on the date of grant and generally to vest ratably over four years based on continued employment. The Compensation Committee will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval. New option grants to named executive officers normally have a term of ten years.

Performance Share Units. In February 2010, the Compensation Committee reviewed and approved measures and target performance levels for the 2010–2012 performance share unit (PSU) plan. The performance period for these awards began on January 1, 2010 and ends on December 31, 2012. This portion of the Company’s long-term incentive program focuses the Company’s leaders on delivering business performance over the next three years against two key financial metrics that drive long-term shareholder value — cumulative net sales over the performance period and the Company’s total shareholder return (TSR) performance relative to the total shareholder return performance of the NASDAQ Biotechnology Index. PSUs are designed to encourage and reward our executives for achieving longer-term financial goals as well as meeting or exceeding the relative financial performance of our industry group.

Beginning in 2010, PSU awards will be granted annually, with each award covering a three-year performance period. Through this program, senior leaders are eligible to earn a specified target number of shares of Company stock at the end of the three-year performance period. The actual stock award is paid out at the end of the three-year plan period depending on how well the Company performed against the targets set at the beginning of the three-year program. The payouts are made in shares of common stock, with the actual number of shares awarded dependent upon performance versus established TSR and cumulative net revenue goals. The number of PSUs awarded to each executive is based on a targeted percentage of the executive’s base salary with the actual award adjusted between 0% and 200% of the target award amount based upon achievement of the pre-determined performance TSR and cumulative net revenue goals. In 2010, the Compensation Committee granted PSUs to its named executive officers (with the exception of Mr. Sweeney). Payouts with respect to these PSUs, if any, will made in shares of common stock in February 2013, following the close of the three-year performance cycle. In determining the extent to which the pre-set performance measures are met for a given period, the Compensation Committee may exercise its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

Each named executive officer’s target percentage and actual number of PSUs granted in 2010 were as follows:

Executive	Target as a % of Salary	Number of PSUs Actually Granted in 2010
David P. Holveck	117%	59,437
Alan G. Levin	67%	22,181
Ivan P. Gergel, M.D.	67%	21,349
Caroline B. Manogue	50%	13,009

Restricted Stock Units. In addition to the stock options and PSUs described above, our named executive officers also are granted time-based restricted stock units (RSUs), which are the third element of our long-term equity-based compensation. RSUs are valued based on the closing price of our common stock on the NASDAQ on the date of grant, and each RSU represents the right to receive one (1) share of Company common stock as of the date of vesting. RSUs granted to the named executive officers, other than Mr. Sweeney, generally vest on the fourth anniversary of the date of grant.

Considerations. The Company believes that the most effective means to encourage long-term performance by our named executive officers is to create an ownership culture. This philosophy is implemented through the granting of the equity-based awards described above. The long-term incentive program described above is designed so that Company leaders hold a competitive stake in the Company’s financial future. The long-term incentive program provides a future reward structure so that employees who have an impact on the Company’s performance share in the results of that impact. The long-term incentive pool is established annually based on the Company’s achievement of goals and objectives, and can vary significantly from year to year. All Company employees are eligible to receive long-term incentive, although long-term incentives are allocated most heavily to:

•	Reward consistently high performing individuals who we expect will drive the future value of the Company;

•	Reward individuals at all levels who have high impact relative to the expectations of their role; and

•	Retain individuals who have skills critical to the long-term success of the Company and who exemplify our core value behavior.

The Company believes that a combination of stock options, PSUs and RSUs closely equates the value of the benefit received by the recipient to the accounting expense of the benefit to the Company. The Company also believes that the resulting blend of options, PSUs and RSUs will more accurately reflect the pattern of equity-based awards that prevails in the Data Point Companies and in the external market generally. For 2010 grants, the targeted mix of options, PSUs and RSUs for the named executive officers’ LTI (other than Mr. Sweeney’s) was 1/3 options, 1/3 PSUs and 1/3 RSUs. For all employees in the Company, the targeted mix for 2010 grants is as follows:

Vehicle	Named Executive Officers & Senior Vice Presidents	Vice Presidents & Directors	Managers & Other Employees
Stock Options	33.33% of Total LTI	50% of Total LTI	Not Offered
Performance Share Units	33.33% of Total LTI	Not Offered	Not Offered
Restricted Stock Units	33.33% of Total LTI	50% of Total LTI	100% of Total LTI

Timing of Grants. Annual grants of stock options, PSUs and RSUs to our named executive officers are made at a regularly scheduled meeting of the Board of Directors held during the first quarter of each year, and the grant date is the date of that meeting. The Compensation Committee may also make occasional grants during the year to employees of the Company. These grants are typically associated with promotions and hiring, and are typically made on the effective date of the promotion or the first day of work.

On June 1, 2009, upon the commencement of Mr. Levin’s employment with the Company, he was granted 43,500 restricted stock units and 80,000 stock options. These equity awards were granted outside of the 2007 Stock Incentive Plan but are subject to the terms and conditions of the 2007 Stock Incentive Plan and the applicable award agreements. In accordance with NASDAQ rules, these awards were not required to be approved by the Company’s shareholders. Due to an administrative error, the Company cancelled a portion of Mr. Levin’s nonqualified stock options and replaced the cancelled awards with a new grant of incentive stock options on July 28, 2009. The total number of options granted in 2009 exceeded the 80,000 options per his employment agreement due to the increased exercise price on July 28, 2009. The cancellation and re-granting of awards was intended for Mr. Levin to be in the same economic position as he would have been under the original terms of his employment agreement. The grant price for all equity grants is the closing price of our common stock as quoted on the NASDAQ on the date of grant. Mr. Levin’s restricted stock awards will vest over a four-year period, 25% on each anniversary of the date of grant, provided Mr. Levin is then employed by the Company, or upon an earlier termination of his employment due to death, Disability, termination of employment by the Company without Cause, or by Mr. Levin for Good Reason (in each case as such term is defined in his employment agreement). Mr. Levin’s stock options are exercisable 25% per year on each of June 1, 2010, June 1, 2011, June 1, 2012 and June 1, 2013, provided Mr. Levin is employed on such dates by the Company, or upon an earlier termination of his employment due to death, Disability, termination of employment by the Company without Cause, or by Mr. Levin for Good Reason (in each case as such term is defined in his employment agreement).

Fiscal Year 2009 Decisions Regarding Long-Term Equity-Based Incentive Program. In fiscal 2009, the Compensation Committee awarded long-term compensation for named executive officers pursuant to the program described above resulting in the awards of stock options and restricted stock units identified in the Summary Compensation Table and the 2009 Grants of Plan-Based Awards Table.

In determining the annual grants of long-term incentive to the named executive officers, the Compensation Committee considered any pre-existing contractual requirements, market data on total compensation packages, the value of long-term incentive grants at the Data Point Companies, total shareholder return, share usage and shareholder dilution and, except in the case of the award to the chief executive officer, the recommendations of the chief executive officer.

Taking into account the above factors, each of the following named executive officers received long-term incentive compensation (consisting of stock options and RSUs in the proportions described above) in February 2010 for 2009 performance equal to the following, expressed as a percentage of the targets set forth in their respective employment agreements, each as in effect on December 31, 2009 (except with respect to Mr. Sweeney whose target IC bonus is the same as other vice presidents in the Company, 60% of his base salary): Mr. Holveck, Chief Executive Officer—125%; Mr. Levin, Chief Financial Officer—110%; Dr. Gergel, Executive Vice President, Research & Development—115%; Ms. Manogue, Chief Legal Officer—125%; and Mr. Sweeney, Vice President, Controller—125%. Ms. Wysenski, the Company’s former Chief Operating Officer, resigned from the Company in 2009. These percentages reflected the Compensation Committee’s judgment as to the extent to which the individual named executive officers impacted the Company’s performance and the achievement of the Company’s 2009 goals and objectives.

Periodic Review. The Compensation Committee reviews both the annual incentive compensation program and the long-term incentive program annually to confirm that their key elements continue to meet the objectives described above.

Benefits and Perquisites

The Company’s current practice is to limit use of perquisites. In 2009, other than as described below, the only perquisites provided to the named executive officers (except for Mr. Sweeney) were financial planning services, use of a company car or car services and term life insurance. In connection with Mr. Levin’s joining the Company as our executive vice president, chief financial officer in June 2009, the Company agreed to provide him with an automobile, mutually acceptable to Mr. Levin and the Company or, in lieu of receiving use of an automobile, the Company agreed to reimburse Mr. Levin for reasonable costs for car services up to $22,000 per calendar year. Mr. Levin also was paid a one-time $225,000 cash bonus in connection with his commencement of employment with the Company. The one-time cash bonus must be repaid to the Company in the event Mr. Levin voluntarily terminates his employment within eighteen (18) months of June 1, 2009.

In connection with Dr. Gergel joining the Company as our Executive Vice President, Research and Development in April 2008, the Company agreed to provide him with a relocation allowance of up to $300,000 to cover documented and reasonable moving expenses to be incurred within twenty-four (24) months in connection with his relocation to the Chadds Ford, Pennsylvania area. In February 2010, the Company agreed to extend Dr. Gergel’s relocation allowance period for up to an additional 14 months or April 30, 2011, while maintaining the $300,000 total allowance. In September 2009, Mr. Gergel was paid $496,524 related to the loss-on-equity he incurred from the July 2009 sale of his previous primary residence in New York State. This payment represented less than 50% of the loss-on-equity that Mr. Gergel incurred. Upon the sale of Mr Gergel’s New York residence, his temporary living expense allowance was discontinued.

Total Compensation

In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the officer, including salary, annual IC cash bonus and long-term incentive compensation. In addition, in reviewing and approving employment agreements for named executive officers, the Compensation Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee’s goal is to award compensation that is competitive to attract and retain highly qualified leaders and motivate high business performance. The Compensation Committee believes that its compensation programs align executive and shareholder interests as well as vary compensation based on individual and Company performance.

Post-Termination Benefits

Retirement Benefits. In December 2007, the Board of Directors approved the establishment, effective as of January 1, 2008, of two executive retirement programs: the 401(k) Restoration Plan and the Executive Deferred Compensation Plan, each of which is described below.

401(k) Restoration Plan

The purpose of the 401(k) Restoration Plan (Parity Plan) is to provide eligible employees with the opportunity to defer a portion of their compensation on a tax-favored basis in parity with the tax benefit provided under the qualified 401(k) plan. The 401(k) Parity Plan allows eligible employees whose compensation exceeds the Internal Revenue Code Section 401(a)(17) amount (or other criteria set by the Compensation Committee), including named executive officers, to defer eligible pay and receive company matching contributions after such individual’s compensation has exceeded the earnings maximum in the Company’s existing qualified 401(k) plan. The amount in any individual’s 401(k) Parity Plan account will be paid to such individual at termination of employment. Actual 401(k) Parity Plan participation will begin when an executive’s total cash compensation exceeds the Internal Revenue Code earnings limit for the qualified 401(k) ($245,000 for 2010). Individuals who elect to defer their eligible pay under the 401(k) Parity Plan will defer federal and state (to the extent allowed by state law) taxes until the account is paid to the individual.

Executive Deferred Compensation Plan

In December 2007, the Board of Directors approved the establishment of the Executive Deferred Compensation Plan, which permits executives to elect to defer up to 100% of the portion of the following year’s long-term incentive compensation that is in the form of restricted stock units (RSUs). The RSUs will vest while deferred. The 2009 grant of RSUs to executives will vest 100% in 2013. It is anticipated that future grants will vest on the fourth anniversary of the grant date.

Deferral of the RSUs defers federal and state (as allowed under state laws) taxes on the compensation when the RSUs vest. The compensation is deferred until the deferred RSUs are settled in stock. The RSUs may be deferred to the earlier of termination or to a certain date from two to ten years after January 1 of the year of the grant. The value of the compensation an executive receives upon the stock delivery is based on the value of the Company’s common stock on the date the deferral is delivered to the executive, and the executive will be responsible for the federal and state taxes at that time. For fiscal 2009, no current executive officer has made an election to defer.

The Executive Deferred Compensation Plan also allows an executive to defer up to 50% of his or her annual cash incentive compensation award. When an executive makes his or her irrevocable election to defer cash incentive compensation, he or she also elects the time at which to receive payment of the deferral and the form of the payment. An individual may choose to defer the cash incentive compensation to a certain date from two to ten years after January 1 of the year of the grant or to termination of employment, whichever is earlier, and may choose to have the deferral paid in a lump sum or two to ten installments payments. For fiscal 2009, no current executive officer has made an election to defer.

Employment and Change in Control Agreements; Severance Agreements

The Company has a practice of entering into a written employment agreement with each of its named executive officers. The Company does not, however, have a written employment agreement with Mr. Sweeney, the Company’s Vice President, Controller and Principal Accounting Officer. On December 19, 2007, the Company entered into amended and restated employment agreement with Ms. Manogue. On March 12, 2008, the Company announced that David P. Holveck had been named the Company’s President and Chief Executive Officer, with effect from April 1, 2008. The Company entered into an employment agreement with Mr. Holveck as of April 1, 2008. On April 11, 2008, the Company announced that Ivan P. Gergel, M.D. had been named the Company’s Executive Vice President, Research and Development, effective April 29, 2008. The Company entered into an employment agreement with Dr. Gergel as of April 11, 2008. On May 7, 2009, the Company announced that Alan G. Levin had been named the Company’s Executive Vice President, Chief Financial Officer, effective June 1, 2009. The Company entered into an employment agreement with Mr. Levin as of May 7, 2009.

The purpose of these agreements is to aid recruitment and retention and to reinforce an ongoing commitment to shareholder value creation during periods of uncertainty, for example, in connection with a possible change in control transaction.

Ms. Manogue’s employment agreement has a rolling twenty-four month employment period commencing each day after January 1, 2008 and ending on the twenty-four month anniversary of such day (the “Employment Period”), unless either the Company or Ms. Manogue elects to terminate her employment agreement. Mr. Holveck’s, Dr. Gergel’s and Mr. Levin’s employment agreements each has an initial term of three years and renews automatically for successive one-year periods unless 120 days’ notice of non-renewal is given by either party or unless either the Company or the named executive officer elects to terminate his employment agreement. We refer to the employment period for each named executive officer as the Employment Period. Each Employment Agreement sets forth the annual salary of the respective named executive officer, which is, in each case, subject to annual reviews, at the discretion of the Compensation Committee.

Each named executive officer will be paid cash incentive compensation in an amount equal to a set percentage of his or her annual salary for each fiscal year (or such lesser or greater amount (not to exceed two hundred percent of the salary) for such fiscal year) amount as is recommended in good faith and approved by the Compensation Committee) if the Company achieves certain performance targets set by the Compensation Committee for such fiscal year. The target cash incentive target for each named executive officer as contained in their respective employment agreement, if applicable, is set forth below:

Named Executive Officer	Target Incentive Compensation (IC)
David P. Holveck	80% of his annual salary
Alan G. Levin	55% of his annual salary
Ivan P. Gergel, M.D.	55% of his annual salary
Caroline B. Manogue	50% of her annual salary
Edward J. Sweeney	30% of his annual salary
Nancy J. Wysenski	*

*	Ms. Wysenski announced her resignation on August 12, 2009, effective September 1, 2009.

Each named executive officer is eligible to earn as additional compensation for the services to be rendered pursuant to his or her employment agreement, if applicable, long-term equity incentives (LTI) in an amount approved by the Compensation Committee.

Each of the named executive officers is eligible to earn as additional compensation the long-term equity incentives set forth in the following table equal to a set percentage of his or her annual salary for each fiscal year (or such lesser or greater percent of the salary for such fiscal year as is recommended in good faith by the Chief Executive Officer and approved by the Compensation Committee):

Named Executive Officer	Target Long-Term Incentive Compensation (LTI)
David P. Holveck	350% of his annual salary
Alan G. Levin	200% of his annual salary
Ivan P. Gergel, M.D	200% of his annual salary
Caroline B. Manogue	150% of her annual salary
Edward J. Sweeney	60% of his annual salary
Nancy J. Wysenski	*

*	Ms. Wysenski announced her resignation on August 12, 2009, effective September 1, 2009.

With respect to Mr. Holveck, Mr. Levin, Dr. Gergel and Ms. Manogue, if any of these named executive officers terminates his or her employment agreement for good reason or if the Company terminates him or her without cause, the Company will (i) pay a lump sum equal to two times his or her then current salary and target incentive compensation for the fiscal year in which the termination is effective and (ii) continue to provide such named executive officer with medical and life insurance benefits for twenty-four (24) months. If Ms. Manogue is terminated other than for cause within twenty-four (24) months of a change in control, then she will be entitled to receive (x) a lump sum payment equal to two times the sum of (1) her then current salary plus (2) the higher of (a) her target incentive compensation for the fiscal year during which the termination is effective or (b) her incentive compensation for the fiscal year immediately preceding the year in which the termination is effective, plus (y) medical and life insurance benefits for a period equal to twenty-four (24) months after the date on which the termination is effective. If Mr. Holveck, Mr. Levin or Dr. Gergel is terminated other than for cause within twenty-four (24) months of a change in control, then such named executive officer will be entitled to receive (x) a lump sum payment equal to two times the sum of (1) such named executive officer’s then current salary plus (2) such named executive officer’s target bonus, plus (y) medical and life insurance benefits for a period equal to twenty-four (24) months after the date on which the termination is effective. Each named executive officer’s employment agreement contains a non-compete provision.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a tax deduction for certain compensation in excess of $1 million in any one year paid to its chief executive officer or any of its three other highest-paid executive officers (not including the Company’s chief financial officer), unless certain specific and detailed criteria are satisfied. However, certain qualifying “performance-based” compensation (i.e., compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which were approved by shareholders, such as our 2007 Stock Incentive Plan) is not subject to the $1 million deduction limit. Compensation established by the Compensation Committee for 2010 for the chief executive officer and the four other highest paid executive officers was designed to comply with the requirements of Section 162(m). We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit. While the Compensation Committee considers the applicable rules regarding deductibility when making awards, it reserves the right to make nondeductible payments when it deems appropriate.

Company Policy on Parachute Payments

Each of the named executive officer’s employment agreements (other than Mr. Levin’s) provide that, if any of the payments or benefits received or to be received by the executive (including any payment or benefits received in connection with a change of control or the executive’s termination of employment) will be subject to the excise tax under Section 4999 of the Internal Revenue Code for excess parachute payments, then the Company will pay to the executive an additional amount (an excise tax gross-up) such that the net amount retained by the executive, after deduction of any excise tax on and any federal, state and local income and employment taxes and after taking into account the phase out of itemized deductions and personal exemptions attributable to this payment, shall be equal to the total payments the executive would have otherwise received. An excess parachute payment is generally a change in control payment in excess of one times the average of the officer’s taxable W-2 income for the five years prior to the change in control (base amount), and generally only results if the change in control payment exceeds 2.99 times the base amount. Excess parachute payments, including any excise tax gross-up payments, are non-deductible to the Company under Section 280G of the Internal Revenue Code. On May 5, 2009, the Company’s Board of Directors adopted a policy that provides that the Company will not enter into any future employment agreements that include excise tax gross-ups with respect to payments contingent upon a change in control (beginning with, and including, the employment agreement entered into with Mr. Levin, which does not include an excise tax gross-up).

Recovery of Compensation

In 2009, the Compensation Committee adopted a compensation recovery policy relating to repayment of cash incentive awards by an executive in the event of a restatement of the Company’s financial results.

Specifically, if the Company issues a restatement of its reported financial results, or if it is determined that there was executive misconduct in a prior period that impacted the financial results for that period, the Compensation Committee will determine whether the restatement was material, and if so, to what extent “covered payments” should be returned to the Company to the extent that such payments were overstated as a result of the change in financial condition. Restatements of financial results that are the direct result of changes in accounting standards will not result in recovery of covered payments.

“Covered payments” are those payments that are eligible to be recovered by the Company and include cash incentives paid to the named executive officers for performance during the restated fiscal year(s). In addition, the Compensation Committee reserves the discretion to recover covered payments from other Company senior management employees, including all vice presidents and above, if the Compensation Committee deems it appropriate.

Nancy J. Wysenski Resignation

On August 12, 2009, Nancy J. Wysenski announced her resignation as Executive Vice President, Chief Operating Officer of the Company effective September 1, 2009. In connection with Ms. Wysenski’s resignation, the Company and Ms. Wysenski entered into a separation agreement that provided Ms. Wysenski with the payments and benefits that she would have been entitled to receive under her employment agreement had she been terminated by the Company, as well as accelerated vesting of 37,500 stock options originally granted on January 25, 2008, 25,000 stock options originally granted on September 6, 2007 and 101,625 stock options originally granted on February 26, 2009. Of Ms. Wysenski’s total of 238,558 stock options, the remaining 74,433 stock options were unvested on September 1, 2009 and lapsed in accordance with their terms.

Appointment of Julie McHugh

On March 12, 2010, the Company’s Board of Directors appointed Julie McHugh, the Company’s Chief Operating Officer.

Most recently, Ms. McHugh was president and CEO for Nora Therapeutics, a venture capital backed biotech start-up developing novel therapies to prevent implantation failure in the setting of in-vitro fertilization and recurrent pregnancy loss. Before joining Nora, she held senior positions at Johnson & Johnson during a twelve-year period. Her last role at J&J was Company Group Chairman for the Global Virology Business Unit. Before that she was President of Centocor, Inc., a J&J company. Previously, Ms. McHugh held marketing positions of increasing scope and accountability at Astra-Merck, Rhone-Poulenc Rorer (Sanofi Aventis) and SmithKline (GlaxoSmithKline).

Ms. McHugh currently serves on the Board of Visitors for the Smeal College of Business of the Pennsylvania State University, the Board of Directors for the Nathaniel Adamczyk Foundation and was 2009 Chairman of the Board of Directors for the Pennsylvania Biotechnology Association. She received her Bachelor of Science degree from Pennsylvania State University and her Masters of Business Administration degree from Saint Joseph’s University.

In connection with Ms. McHugh’s appointment as Chief Operating Officer, on March 12, 2010, she entered into an executive employment agreement (the “McHugh Employment Agreement”) with the Company effective as of March 15, 2010 (the “Effective Date”).

The initial term of the McHugh Employment Agreement is three years and renews automatically for two additional one-year periods unless either party gives 120 days’ notice of non-renewal (the “Employment Term”). Under the McHugh Employment Agreement, Ms. McHugh is entitled to a base salary of $535,000 and an annual cash performance bonus with a target of 60% of salary and a maximum bonus of 200% of salary. For each fiscal year during the Employment Term, Ms. McHugh will be eligible to receive equity-based compensation with a target of 250% of salary. Upon the commencement of Ms. McHugh’s employment with the Company on the Effective Date, on March 15, 2010, Ms. McHugh was granted (1) 120,279 stock options based on the closing market price on the Effective Date vesting ratably over a four-year period (the “Initial Stock Options”) and (2) an initial grant of 14,043 restricted stock units with a fair value equal to the closing market price of a share of Company common stock as of the Effective Date, vesting ratably over a four-year period (the “Initial RSUs”). Ms. McHugh is also entitled to employee benefits executive benefits, perquisites, reimbursement of expenses and vacation on the same basis as other senior executives, except that Ms. McHugh shall not be entitled to any excise tax gross-up under Section 280G or Section 4999 of the Internal Revenue Code (or any successor provision) or any other tax gross-up.

The McHugh Employment Agreement provides that on termination of Ms. McHugh’s employment by the Company without cause or by Ms. McHugh for good reason (each as defined in the McHugh Employment Agreement), Ms. McHugh will be entitled to any accrued compensation as of the termination date, a prorated bonus for year of termination (based on actual results), severance in an amount equal to two times the sum of her base salary and target bonus, two years of additional vesting on the Initial Stock Options and Initial RSUs, and continuation of health and life insurance benefits for two years following termination. Receipt of her severance is conditioned on Ms. McHugh’s release of claims against the Company. Payments upon death or disability include any accrued compensation, a prorated bonus for the year of termination and continuation of health insurance benefits of Ms. McHugh’s dependents for two years following her death, and in the event of disability, 24 months of salary continuation offset by disability benefits and continuation of health and life insurance benefits for two years following disability. If the McHugh Employment Agreement is not renewed and, in connection with such non-renewal, Ms. McHugh terminates employment, Ms. McHugh will be entitled to a prorated bonus for the year of termination (based on actual results), and, in the event that it is the Company that elects to not renew the McHugh Employment Agreement, any unvested Initial Stock Options and Initial RSUs will become vested. In the event of a change in control (as defined in the McHugh Employment Agreement), the Initial Stock Options and the Initial RSUs will vest in full. If Ms. McHugh is entitled to any change in control payments that would constitute “excess parachute payments” subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, her payments will not be “grossed up” but instead will be reduced to the extent necessary to avoid the excise tax, but only if such reduction will result in a higher after-tax payment to Ms. McHugh. If any excise taxes are owed by Ms. McHugh as a result of her receipt of any excess parachute payments, Ms. McHugh will be responsible for paying all such excise taxes.

The McHugh Employment Agreement also contains covenants not to solicit for 24 months and not to compete for 18 months after termination, nondisparagement, and cooperation in any investigation and litigation.

COMPENSATION OF EXECUTIVE OFFICERS & DIRECTORS

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company (collectively, the “named executive officers”) for the fiscal year ending December 31, 2009, and, for those executive officers who were named in the 2009 and 2008 proxy statements, for the fiscal years ending December 31, 2008 and December 31, 2007. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Current Named Executive Officers:
David P. Holveck(4)	2009	$833,333	$—	$979,998	$2,995,240	$739,200	$136,596	$5,684,367
President & Chief Executive Officer	2008	$600,000	$—	$1,125,000	$1,875,000	$746,637	$52,176	$4,398,813

Alan G. Levin(5)	2009	$350,000	$225,000	$718,185	$691,692	$363,000	$12,435	$2,360,312
Chief Financial Officer

Ivan P. Gergel, M.D.(6)	2009	$592,729	$—	$313,379	$944,996	$360,746	$1,018,658	$3,230,508
Executive Vice President, Research & Development	2008	$387,756	$50,000	$—	$517,780	$344,712	$164,675	$1,464,923

Caroline B. Manogue	2009	$423,404	$—	$215,204	$648,965	$235,950	$80,560	$1,604,083
Executive Vice President, Chief Legal Officer & Secretary	2008	$387,500	$—	$140,636	$710,701	$297,570	$64,619	$1,601,026
	2007	$375,000	$—	$—	$643,119	$187,500	$154,198	$1,359,817

Edward J. Sweeney(7)	2009	$255,417	$34,770	$88,469	$88,932	$81,734	$21,171	$570,493
Vice President, Controller & Principal Accounting Officer	2008	$229,620	$15,230	$70,003	$69,827	$88,472	$13,800	$486,952

Former Named Executive Officers:
Nancy J. Wysenski(8)	2009	$321,360	$—	$260,166	$780,480	$—	$1,711,159	$3,073,165
Former Chief Operating Officer	2008	$465,000	$—	$112,499	$771,471	$286,177	$208,610	$1,843,757
	2007	$143,365	$144,899	$—	$1,500,000	$78,851	$23,797	$1,890,912

(1)	The amounts shown in this column represent the grant date fair value for each executive’s awards under ASC 718, See notes 12, 13 and 13 to our audited financial statements included in our 2009, 2008 and 2007 Annual Reports on Form 10-K, respectively, for the assumptions we used in valuing and expensing these option awards in accordance with ASC 718.
(2)	The amounts shown in this column represent cash amounts earned pursuant to the Company’s incentive compensation plan with respect to 2009, 2008 and 2007 performance, respectively. These amounts were awarded by the Committee on February 19, 2010, February 26, 2009, and February 21, 2008, respectively.
(3)	The amounts shown in this column for 2009 include the items summarized in the table below:

Name	Year	Perquisites & Other Personal Benefits (a)	Registrant Contributions to Defined Contribution Plans (b)	Life Insurance Premiums (c)	Tax Reimbursements (d)	Other (e)	Total
David P. Holveck	2009	$23,205	$94,798	$10,284	$8,309	$—	$136,596
Alan G. Levin	2009	$—	$11,700	$735	$—	$—	$12,435
Ivan P. Gergel, M.D.	2009	$583,421	$56,246	$2,450	$376,541	$—	$1,018,658
Caroline B. Manogue	2009	$25,624	$43,204	$1,100	$10,632	$—	$80,560
Edward J. Sweeney	2009	$—	$20,619	$552	$—	$—	$21,171
Nancy J. Wysenski	2009	$22,754	$36,452	$2,618	$12,900	$1,636,435	$1,711,159

(a)	Mr. Holveck received $21,444 for car allowance and related costs and $1,761 for travel allowance. Ms. Wysenski received $15,161 for car allowance and related costs and $7,593 for financial planning services. Dr. Gergel received $20,608 for car allowance and related costs, $6,761 for financial planning services and $556,052 for relocation expenses which included $496,524 related to the loss-on-equity he incurred from the July 2009 sale of his previous primary residence. Ms. Manogue received $13,497 for car allowance and related costs, $10,162 for financial planning services and $1,965 for travel allowance.
(b)	Represents the employers’ matching contribution to the Company’s Savings and Investment (401(k)) Plan and 409A Plan.
(c)	Represents annual premiums paid by the Company for executive term life insurance policies.
(d)	The amounts shown in this column represent the reimbursement of taxes associated with perquisites and other benefits.
(e)	The amounts in the column for Ms. Wysenski consist of the following: (1) payment for accrued but unused vacation days of $29,960, (2) separation benefits of $1,071,475 and (3) incentive compensation of $535,000.
(4)	Mr. Holveck joined the Company as its President & Chief Executive Officer on April 1, 2008. Accordingly, his annualized 2008 base salary of $800,000 was pro-rated as was his incentive compensation. Although Mr. Holveck’s effective start date was April 1, 2008, his incentive compensation was based on ten months of service, due to contributions he made in March 2008, immediately following the execution of his employment agreement. His 2008 long-term equity incentive compensation was not pro-rated. As described in more detail below under the section titled “Employment and Change in Control Agreements; Severance Agreements”, in connection with his commencement of employment with the Company on April 1, 2008, Mr. Holveck, our President and Chief Executive Officer, was granted on such date (a) restricted stock units equal in value to $1,125,000 and (b) stock options equal in value to $1,875,000.
(5)	Mr. Levin joined the Company as its Executive Vice President, Chief Financial Officer on June 1, 2009. Accordingly, his annualized 2009 base salary of $600,000 was pro-rated. His 2009 incentive compensation and long-term equity incentive compensation were not pro-rated. As described in more detail below under the section titled “Employment and Change in Control Agreements; Severance Agreements”, in connection with his commencement of employment with the Company on June 1, 2009, Mr. Levin, our Executive Vice President, Chief Financial Officer, was granted on such date (a) restricted stock units of 43,500 and (b) stock options of 80,000. Due to an administrative error, the Company cancelled a portion of the nonqualified stock options and replaced the cancelled awards with a new grant of incentive stock options on July 28, 2009. The total number of options granted in 2009 exceeded the 80,000 options per his employment agreement due to the increased exercise price on July 28, 2009. The cancellation and re-granting of awards was intended for Mr. Levin to be in the same economic position as he would have been under the original terms of his employment agreement.
(6)	Dr. Gergel joined the Company as its Executive Vice President, Research & Development on April 29, 2008. Accordingly, his annualized 2008 base salary shown of $575,000 was pro-rated. His 2008 incentive compensation and long-term equity incentive compensation were not pro-rated. As described in more detail below under the section titled “Employment and Change in Control Agreements; Severance Agreements”, Dr. Gergel, our Executive Vice President, Research & Development, (i) was paid $50,000 in connection with his commencement of employment with the Company on April 29, 2008, which amount was grossed up for tax purposes in fiscal 2008 and (ii) was granted 50,000 stock options on such date.
(7)	Mr. Sweeney began to serve as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission on September 2, 2008 through the effective date of Mr. Levin’s employment agreement. In addition to his incentive compensation noted above, Mr. Sweeney was awarded a one-time $50,000 cash bonus in April 2009 in consideration for his increased responsibilities as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission.
(8)	Ms. Wysenski announced her resignation on August 12, 2009, effective September 1, 2009.

The employment agreements, short-term and long-term incentive compensation plans and awards, explanation of amount of salary and bonus in proportion to total compensation, and other elements of the Summary Compensation Table are discussed at length in the Compensation Discussion and Analysis above.

2009 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2009:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	All Other Stock Awards Number of Shares of Stock or Units (#)(3)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock & Option Awards(4)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)(7)
Current Named Executive Officers:
David P. Holveck		$0	$672,000	$1,680,000	—	—	—	—
	26-Feb-09	—	—	—	382,813	—	$19.93	$2,955,240
	26-Feb-09	—	—	—	—	49,172	—	$979,998
Alan G. Levin (5)		$0	$330,000	$1,200,000	—	—	—	—
	01-Jun-09	—	—	—	66,503	—	$16.51	$531,480
	01-Jun-09	—	—	—	—	43,500	—	$718,185
	28-Jul-09	—	—	—	19,908	—	$20.09	$160,196
	28-Jul-09	—	—	—	2	—	$20.09	$16.16
Ivan P. Gergel, M.D.		$0	$327,951	$1,192,550	—	—	—	—
	26-Feb-09	—	—	—	122,412	—	$19.93	$944,996
	26-Feb-09	—	—	—	—	15,724	—	$313,379
Caroline B. Manogue		$0	$214,500	$858,000	—	—	—	—
	26-Feb-09	—	—	—	84,065	—	$19.93	$648,965
	21-Feb-09	—	—	—	—	10,798	—	$215,204
Edward J. Sweeney		$0	$77,108	$173,493	—	—	—	—
	21-Feb-09	—	—	—	11,520	—	$19.93	$88,932
	21-Feb-09	—	—	—	—	4,439	—	$88,469
Former Named Executive Officers:
Nancy J. Wysenski(6)		$0	$267,696	$973,440	—	—	—	—
	26-Feb-09	—	—	—	101,625	—	$19.93	$780,480
	26-Feb-09	—	—	—	—	13,054	—	$260,166

(1)	The grant date of all awards is the date of the Board of Directors’ action in which such award is approved.
(2)	The amounts shown in these columns represent the range of Incentive Compensation Plan payouts targeted for 2009 performance as described in the section titled “Performance-Based Annual Cash Incentive Compensation (IC)” in the Compensation Discussion and Analysis above. There is no threshold for this award. The bonus payment for 2009 performance has been made according to the metrics described, and is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(3)	These options and restricted stock units were granted in 2009 based on the Company’s 2008 long-term incentive compensation payout, except for Mr. Levin, who was granted these amounts upon commencement of his employment (see footnotes (5)). The 2009 equity incentive payout was made in February 2010 and is shown in more detail below:

Name	2009 Long-Term Equity Incentive Compensation: Number of Securities Underlying Stock Options (#)	Exercise or Base Price of Option Awards ($ / Sh) (a)	2009 Long- Term Equity Incentive Compensation: Restricted Stock Units (RSU) and Performance Share Units (PSU) (#)(c)	Grant Date Fair Value of RSU, PSU & Option Awards (b)
David P. Holveck	168,733	$20.61	118,874	$3,675,000
Alan G. Levin	60,606	$20.61	42,698	$1,320,000
Ivan P. Gergel, M.D.	62,968	$20.61	44,362	$1,371,433
Caroline B. Manogue	36,932	$20.61	26,018	$804,375
Edward J. Sweeney	13,276	$20.61	4,677	$192,771

(a)	The exercise price is equal to the closing price on the date of grant, which was February 19, 2010.
(b)	The amounts shown in this column include the fair value under ASC 718 of the 2009 option awards on the date of grant determined using the Black-Scholes valuation model. Additionally, amounts reflect the grant-date fair value of the performance share units which include both a performance and market-based variable as defined within ASC 718. Although the fair value of executive award grants listed above has been determined in accordance with the applicable accounting standards, values may not be indicative of the fair value observed in a willing buyer / willing seller market transaction.
(c)	The amounts shown in this column represents 50% RSUs and 50% performance share units on the date of grant, with the exception of Mr. Sweeney who only received RSUs.
(4)	The amounts shown in this column represent the fair value under ASC 718 of awards granted in 2009 valued on the date of grant (even if not yet vested) determined using the Black-Scholes valuation model. Although the fair value of executive stock option grants listed above has been determined in accordance with the applicable accounting standards, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.
(5)	As described in more detail under the section titled “COMPENSATION DISCUSSION AND ANALYSIS—Employment and Change in Control Agreements; Severance Agreements”, Mr. Levin received an initial grant of 80,000 stock options, with an exercise price equal to the closing market price of our common stock on June 1, 2009 (his first day of work) vesting ratably over 4 years, 25% on each anniversary of the grant date, based on continued employment by Mr. Levin on the applicable vesting dates. Additionally, he received 43,500 restricted stock units which will vest ratably over a 4-year period, 25% on each anniversary of the grant date, based on continued employment on the applicable vesting dates. Due to an administrative error, the Company cancelled a portion of the nonqualified stock options and replaced the cancelled awards with a new grant of incentive stock options on July 28, 2009. The total number of options granted in 2009 exceeded the 80,000 options per his employment agreement due to the increased exercise price on July 28, 2009. The cancellation and re-granting of awards was intended for Mr. Levin to be in the same economic position as he would have been under the original terms of his employment agreement.
(6)	Ms. Wysenski announced her resignation on August 12, 2009, effective September 1, 2009.
(7)	For the current named executive officers, the amounts shown in this column represent the maximum allowed under each named executive officers’ respective employment contract (except for Mr. Sweeney who does not have an employment agreement). The maximum allowed for Mr. Sweeney is 225% of his target, consistent with all other vice presidents of the Company.

See “COMPENSATION DISCUSSION AND ANALYSIS” above regarding the material terms, determining amounts payable, vesting schedule and other material conditions of these grants.

Outstanding Equity Awards at December 31, 2009

The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers during the year ended December 31, 2009:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
David P. Holveck	—	382,813	$19.93	26-Feb-2019
	47,158	141,474	$24.41	1-Apr-2018
					95,260	(2)	$1,954,735
Alan G. Levin	—	66,503	$16.51	1-Jun-2019
	—	19,910	$20.09	1-Jul-2019
					43,500	(3)	$892,620
Ivan P. Gergel, M.D.	—	122,412	$19.93	26-Feb-2019
	12,500	50,000	$25.02	29-Apr-2018
					15,724	(4)	$322,656
Nancy J. Wysenski	101,625	—	$19.93	21-Feb-2018
	75,000	—	$24.87	25-Jan-2018
	50,000	—	$32.09	6-Sep-2017
					—		$—
Caroline B. Manogue	—	84,065	$19.93	26-Feb-2019
	10,181	30,541	$25.19	21-Feb-2018
	25,000	25,000	$24.87	25-Jan-2018
	21,140	21,139	$30.55	21-Feb-2017
	97,500	32,500	$28.61	14-Feb-2016
	20,588	—	$16.47	11-Aug-2014
	70,000	—	$15.24	05-Aug-2013
					16,381	(5)	$336,138
Edward J. Sweeney	—	11,520	$19.93	26-Feb-2019
	1,690	5,067	$25.19	21-Feb-2018
	2,306	2,306	$30.55	21-Feb-2017
	4,755	1,584	$28.61	14-Feb-2016
	1,292	—	$16.47	11-Aug-2014
					6,523	(6)	$115,384

(1)	The vesting dates of each option grant are listed in the table below by expiration date:

Expiration Date	Vesting Date	Expiration Date	Vesting Date
26-Feb-2019	25% on February 26, 2010	6-Sep-2017	25% on September 6, 2008
	25% on February 26, 2011		25% on September 6, 2009
	25% on February 26, 2012		25% on September 6, 2010
	25% on February 26, 2013		25% on September 6, 2011

1-Jun-2019	25% on June 1, 2010	21-Feb-2017	25% on February 21, 2008
	25% on June 1, 2011		25% on February 21, 2009
	25% on June 1, 2012		25% on February 21, 2010
	25% on June 1, 2013		25% on February 21, 2011

28-Jul-2019	25% on July 29, 2010	6-Dec-2016	25% on December 6, 2007
	25% on July 29, 2011		25% on December 6, 2008
	25% on July 29, 2012		25% on December 6, 2009
	25% on July 29, 2013		25% on December 6, 2010

1-Apr-2018	25% on April 1, 2009	14-Feb-2016	25% on February 14, 2007
	25% on April 1, 2010		25% on February 14, 2008
	25% on April 1, 2011		25% on February 14, 2009
	25% on April 1, 2012		25% on February 14, 2010

29-Apr-2018	25% on April 29, 2009	11-Aug-2014	25% on August 11, 2005
	25% on April 29, 2010		25% on August 11, 2006
	25% on April 29, 2011		25% on August 11, 2007
	25% on April 29, 2012		25% on August 11, 2008

21-Feb-2018	25% on February 21, 2009	05-Aug-2013	25% on August 5, 2004
	25% on February 21, 2010		25% on August 5, 2005
	25% on February 21, 2011		25% on August 5, 2006
	25% on February 21, 2012		25% on August 5, 2007

25-Jan-2018	25% on January 25, 2009
25% on January 25, 2010
25% on January 25, 2011
25% on January 25, 2012

(2)	The vesting dates of 46,088 stock awards are approximately 86% on the third anniversary of the grant (April 1, 2011) and approximately 14% on the fourth anniversary of the grant (April 1, 2012). The remainder of the stock awards will vest on the fourth anniversary of date of grant or February 26, 2013.
(3)	The vesting dates of 43,500 stock awards are over a four-year period, 25% on June 1, 2010, 25% on June 1, 2011, 25% on June 1, 2012 and 25% on June 1, 2013. The remainder of the stock awards will vest on the fourth anniversary of date of grant or February 26, 2013.
(4)	The vesting dates of the stock awards will vest on the fourth anniversary of date of grant or February 26, 2013.
(5)	The vesting dates of 5,583 stock awards are over a four-year period, 50% on February 21, 2010 and 50% on February 21, 2012. The remainder of the stock awards will vest on the fourth anniversary of date of grant or February 26, 2013.
(6)	The vesting dates of 2,779 stock awards are over a four-year period, 25% on February 21, 2009, 25% on February 21, 2010, 25% on February 21, 2011 and 25% on February 21, 2012. The remainder of the stock awards will vest over a four-year period, 25% on February 26, 2010, 25% on February 26, 2011, 25% on February 26, 2012 and 25% on February 26, 2013.

Options Exercises and Stock Vested in 2009

The following table summarizes the stock option exercises by the named executive officers during the fiscal year ended December 31, 2009. No RSUs vested during fiscal 2009 for any of the named executive officers, except Mr. Sweeney, who had 695 RSUs vest on February 21, 2009.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David P. Holveck	—	$—
Alan G. Levin	—	$—
Ivan P. Gergel, M.D.	—	$—
Nancy J. Wysenski	—	$—
Edward J. Sweeney	—	$—
Caroline B. Manogue	—	$—

Potential Payments Upon Termination or Change in Control

The following tables show the potential payments upon termination or change of control to the named executive officers, as if such event(s) took place on December 31, 2009. Mr. Sweeney is not included in these tables since he does not have an employment agreement with the Company.

	Cash Separation Payment (1)	Incentive Compensation Payment (2)	Medical and Life Insurance Benefits (3)	Disability Insurance Benefits (4)	Acceleration and Continuation of Equity Awards (in the money value at 12/31/09) (5)	Value of Term Life Insurance (6)	Excise Tax Gross-up (7)
Termination for Cause, Resignation or Retirement
Mr. Holveck	$—	$—	$—	$—	$—	$—	$—
Mr. Levin	$—	$—	$—	$—	$—	$—	$—
Dr. Gergel	$—	$—	$—	$—	$—	$—	$—
Ms. Manogue	$—	$—	$—	$—	$—	$—	$—

Death
Mr. Holveck	$—	$—	$—	$—	$2,180,595	$1,000,000	$—
Mr. Levin	$—	$—	$—	$—	$1,167,858	$—	$—
Dr. Gergel	$—	$—	$—	$—	$394,879	$1,000,000	$—
Ms. Manogue	$—	$—	$—	$—	$385,736	$1,000,000	$—

Disability
Mr. Holveck	$—	$—	$—	$1,392,000	$—	$—	$—
Mr. Levin	$—	$—	$—	$912,000	$—	$—	$—
Dr. Gergel	$—	$—	$—	$904,550	$—	$—	$—
Ms. Manogue	$—	$—	$—	$570,000	$—	$—	$—

Change of Control (COC)
Mr. Holveck	$—	$—	$—	$—	$2,180,595	$—	$—
Mr. Levin	$—	$—	$—	$—	$1,167,858	$—	$—
Dr. Gergel	$—	$—	$—	$—	$394,879	$—	$—
Ms. Manogue	$—	$—	$—	$—	$385,736	$—	$—

Termination Without Cause (TWOC) or Quit for Good Reason (QFGR)
Mr. Holveck	$1,680,000	$1,344,000	$29,894	$—	$—	$—	$—
Mr. Levin	$1,200,000	$660,000	$—	$—	$—	$—	$—
Dr. Gergel	$1,192,550	$655,902	$42,054	$—	$—	$—	$—
Ms. Manogue	$858,000	$429,000	$40,929	$—	$—	$—	$—

	Cash Separation Payment (1)	Incentive Compensation Payment (2)	Medical and Life Insurance Benefits (3)	Disability Insurance Benefits (4)	Acceleration and Continuation of Equity Awards (in the money value at 12/31/09) (5)	Value of Term Life Insurance (6)	Excise Tax Gross-up (7)
TWOC or QFGR Within 24 Months After COC
Mr. Holveck	$1,680,000	$1,344,000	$29,894	$—	$—	$—	$1,534,629
Mr. Levin	$1,200,000	$660,000	$—	$—	$—	$—	$—
Dr. Gergel	$1,192,550	$655,902	$42,054	$—	$—	$—	$—
Ms. Manogue	$858,000	$595,140	$40,929	$—	$—	$—	$—

(1)	Cash Separation Payment is equal to two times the named executive officer’s base salary, payable in lump sum.
(2)	If any of the above named executive officers are terminated without cause or quit for good reason, the incentive compensation payment is equal to two times the named executive officer’s target incentive compensation. If any of the above named executive officers, with the exception of Mr. Holveck, Mr. Levin and Dr. Gergel, are terminated without cause or quits for good reason within 24 months after a change of control, the incentive compensation payment is calculated as two times the greater of the target incentive compensation for the respective fiscal year or the prior year’s incentive compensation. If Mr. Holveck, Mr. Levin or Dr. Gergel is terminated without cause or quits for good reason within 24 months after a change of control, the incentive compensation payment is calculated as two times the target incentive compensation.
(3)	Medical and life insurance payments are paid for a period of 24 months.
(4)	Under the Endo Pharmaceuticals Holdings Inc 2000, 2004 and 2007 Stock Incentive Plans, on disability all outstanding options, stock appreciation rights and all other outstanding awards granted to a participant will continue to vest in accordance with the terms of the applicable agreements. The participant shall be entitled to exercise each such option or stock appreciation right and to make any payment, give any notice or to satisfy other condition under each such other award, in each case, for a period of one (1) year from and including the later of (i) date such entire award becomes vested or exercisable and (ii) the date of termination of employment or retirement, and thereafter such awards or parts thereof shall be canceled. Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may in its sole discretion provide for a longer or shorter period for exercise of an option or stock appreciation right or may permit a participant to continue vesting under an option, stock appreciation right or restricted stock award or to make any payment, give any notice or to satisfy other condition under any other award. The disability insurance benefits are the excess of 24 months base salary over the disability insurance.
(5)	Upon termination without cause or quitting for good reason, as defined in the Stock Incentive Plans, the portions of outstanding exercisable options granted to participants shall remain exercisable for a period of one year from termination of employment and shall terminate thereafter. Upon change of control, awards not previously exercisable and vested will become fully exercisable and vested.
(6)	Our named executive officers, except Mr. Holveck, are covered by term life insurance policies, the premiums for which are reimbursed by the Company. The premiums for these term life insurance policies are listed above in the “All Other Compensation” table. The amounts included above represent the death benefits that would be received from the insurance provider under these life insurance policies.
(7)	Under the terms of each named executive officer’s employment agreement (other than Mr. Levin’s), should any of the named executive officers become entitled to the change of control payments detailed above, the Company will pay to the named executive officer, an additional amount (the “Gross-Up Payment”) such that the net amount retained by the named executive officer, after deduction of any excise tax on excess parachute payments under section 4999 of the Internal Revenue Code (“Excise Tax”) on the total payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the total payments the executive would have otherwise received. On May 5, 2009, the Company’s Board of Directors adopted a policy that provides that the Company does not intend to enter into any future employment agreements that include excise tax gross-ups with respect to payments contingent upon a change in control (beginning with, and including, the employment agreement entered into with Mr. Levin which does not include an excise tax gross-up).

2009 Compensation of Non-Employee Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for 2009. Directors who are employees of the Company receive no additional compensation for their services as directors or as members of Board committees. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

Name	Length of Service	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($) (1)(2)	Total ($)
Roger H. Kimmel	9 Years	$209,750	$67,502	$67,219	$344,471
John J. Delucca	4 Years	$97,500	$67,502	$67,219	$232,221
Nancy J. Hutson, Ph.D.(3)	1 Year	$50,250	$67,491	$67,297	$185,038
Michael Hyatt	9 Years	$79,500	$67,502	$67,219	$214,221
Clive A. Meanwell, M.D., Ph.D.	7 Years	$58,000	$67,502	$67,219	$192,721
William P. Montague(3)	1 Year	$61,250	$67,502	$67,219	$195,971
Joseph C. Scodari	2 Years	$86,500	$67,502	$67,219	$221,221
William F. Spengler	2 Years	$77,500	$67,502	$67,219	$212,221

(1)	The amounts shown in these columns represent the 2009 grant date fair value for each director’s stock-based awards under ASC 718. See notes 12, 13 and 13 to our audited financial statements included in our 2009, 2008 and 2007 Annual Reports on Form 10-K, respectively, for the assumptions we used in valuing and expensing these awards in accordance with ASC 718. The grant date fair value of each option and stock award granted in 2009, computed in accordance with ASC 718, is as follows:

Name	Grant Date	Fair Value on Grant Date of Restricted Stock	Fair Value on Grant Date of Stock Options
Roger H. Kimmel	March 12, 2009	$67,502	$67,219
John J. Delucca	March 12, 2009	$67,502	$67,219
Nancy J. Hutson, Ph.D.	March 30, 2009	$67,491	$67,297
Michael Hyatt	March 12, 2009	$67,502	$67,219
Clive A. Meanwell, M.D., Ph.D.	March 12, 2009	$67,502	$67,219
William P. Montague	March 12, 2009	$67,502	$67,219
Joseph C. Scodari	March 12, 2009	$67,502	$67,219
William F. Spengler	March 12, 2009	$67,502	$67,219

(2)	The following table summarizes the number of stock options and restricted stock outstanding and exercisable at December 31, 2009, for each Director in 2009:

Name	Options Outstanding at Fiscal Year End	Options Exercisable at Fiscal Year End	Shares Outstanding at Fiscal Year End	Shares Vested at Fiscal Year End	Value at Fiscal Year End(a)
Roger H. Kimmel	55,456	35,216	6,759	3,632	$213,897
John J. Delucca	31,715	11,475	5,389	3,632	$149,210
Nancy J. Hutson, Ph.D	10,091	—	3,908	—	$112,988
Michael Hyatt	71,715	51,475	5,389	3,632	$381,610
Clive A. Meanwell, M.D., Ph.D.	56,715	36,475	5,389	3,632	$197,560
William P. Montague	10,384	—	4,018	—	$121,077
Joseph C. Scodari	15,555	1,293	5,077	1,059	$142,808
William F. Spengler	15,555	1,293	5,077	1,059	$142,808

(a)	Based upon the closing price on December 31, 2009 of $20.52. Includes all outstanding options as of December 31, 2009, for which the exercise price is equal to or less than $20.52 per share.

(3)	Mr. Montague and Dr. Hutson were appointed to the Board of Directors in February 2009 and March 2009, respectively.

Annual Cash Retainer Fees. For fiscal year 2009, each non-employee director who was not affiliated with the Company (a “Non-Affiliated Director”) received $7,500 cash per fiscal quarter of service. In addition, any Non-Affiliated Director who serves as the Chair of the Audit Committee receives an additional fee of $10,000 cash per year, and any Non-Affiliated Director who serves as the Chair of the Compensation Committee, the Nominating & Governance Committee or the Transactions Committee receives an additional fee of $5,000 cash per year. Also, any Non-Affiliated Director who serves as the Chair of the Board of Directors receives an additional fee of $125,000 cash per year.

Meeting Fees. For fiscal year 2009, Non-Affiliated Directors also received a fee of $2,250 cash for attending each Board meeting and $1,000 cash for attending each committee meeting on which such individual serves.

Stock-based Awards. Effective February 21, 2007, the Non-Affiliated Directors receive the stock compensation described below:

•

Each Non-Affiliated Director receives an annual stock award equal in value to $135,000, 50% of which is restricted stock units and 50% of which is options. The number of securities actually awarded to each director is calculated using the Black-Scholes valuation methodology.

•

The Compensation Committee annually reviews current market data and, if appropriate, recommends to the Board of Directors any necessary adjustment to the expected value of the annual stock award to directors.

•

All restricted stock units vest ratably over two years (50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date). Stock option awards vest ratably over a four-year period (25% on each of the first four years after the date of grant).

•	The annual stock award grant date is March 12 each year (or the next business day) and the exercise price of the securities granted is the closing price on the date of grant.

On March 12, 2010, Non-Affiliated Directors each received:

•

8,094 stock options with an exercise price of $23.82 (and a per option Black-Scholes value of $8.34), which vest ratably over a four-year period (25% on each of March 12, 2011, March 12, 2012, March 12, 2013 and March 12, 2014); and

•	2,834 shares of restricted stock valued at $23.82 per share (the closing price on the day of grant), which vest ratably over two years (50% on each of March 12, 2011 and March 12, 2012).

Directors Stock Election Plan; Directors Deferred Compensation Plan. Pursuant to the Endo Pharmaceuticals Directors Stock Election Plan, in December 2008, Messrs. Kimmel, Montague, Scodari and Spengler elected to receive 100% of their 2009 cash retainer fees in Endo common stock. In December 2009, Messrs. Montague, Scodari and Spengler elected to receive all or a portion of their 2010 cash retainer and meeting fees in Endo common stock. Additionally, effective April 1, 2009, Mr. Kimmel elected to waive the cash retainer fee associated with his chairing the Nominating & Governance Committee.

Under the Endo Pharmaceuticals Deferred Compensation Plan, in December, 2008, Messrs. Kimmel, Montague and Spengler elected to defer receipt of all shares otherwise payable to them as well as the maximum number of RSUs permitted under the Deferred Compensation Plan. In December 2009, Messrs. Montague and Spengler again elected to defer receipt of all shares otherwise payable to them, and Messrs. Kimmel, Montague and Spengler elected to defer receipt of the maximum number of RSUs permitted under the Deferred Compensation Plan.

Additional Arrangements. The Company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in director education programs and other director orientation or educational meetings.

Insurance and Indemnification. The Company has retained directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist, other than those for which the Company is able to provide indemnification.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management. The following table sets forth, as of April 14, 2010, the name, address and holdings of each person, including any “group” as defined in Section 13(d)(3) of the Exchange Act, known by Endo to be the “beneficial owner” of more than 5% of common stock. Footnote (a) below provides a brief explanation of what is meant by the term “beneficial ownership.” The following table also sets forth, as of April 14, 2010, the number of shares of common stock beneficially owned by each of the Company’s then current directors and the chief executive officer, the principal financial officer and the other three most highly compensated executive officers of the Company as of April 14, 2010. The following table also sets forth, as of April 14, 2010, the number of shares of common stock beneficially owned by all then current directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(a)	Percentage of Class(a)
Directors and Executive Officers:
John J. Delucca(b)	51,664	*
Nancy J. Hutson, Ph.D.(c)	27,927	*
Michael Hyatt(d)	327,414	*
Roger H. Kimmel(e)	271,662	*
Clive A. Meanwell, M.D., Ph.D.(f)	76,664	*
William P. Montague(g)	26,870	*
Joseph C. Scodari(h)	37,230	*
William F. Spengler(i)	34,159	*
Ivan P. Gergel, M.D.(j)(p)	295,466	*
David P. Holveck(k)(p)	961,634	*
Alan G. Levin(l)(p)	233,217	*
Caroline B. Manogue(m)(p)	547,820	*
Julie McHugh(n)(p)	134,322	*
Edward J. Sweeney(o)(p)	53,191	*
All current directors and executive officers of Endo Pharmaceuticals Holdings Inc. as a group (14 persons)	3,079,240	2.1%

Other Stockholders:
BlackRock Institutional Trust Company, N.A. (q)	11,923,191	10.2%
Fidelity Management & Research(r)	9,423,865	8.1%
Capital Research Global Investors (s)	7,167,300	6.2%
D.E. Shaw Co., L.P. et. al(t)	6,785,450	5.8%
Royce & Associates, LLC(u)	6,334,900	5.4%
LSV Asset Management (v)	6,133,818	5.3%

*	The percentage of the class to be owned by such security holder represents less than 1%.
(a)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person has the right to acquire within 60 days after such date.
(b)

Mr. Delucca is a director of our company. The business address for Mr. Delucca is 314 Ardmore Road, Ho-Ho-Kus, NJ 07423. Mr. Delucca’s beneficial ownership represents (i) options to purchase 39,809 shares of common stock granted under the Endo Pharmaceutical’s Holdings Inc. 2004 and 2007 Stock Incentive Plans, 16,904 of which are exercisable within 60 days, (ii) 2,262 shares of restricted stock, all of which are fully vested and (iii) 9,593 shares underlying restricted stock units, of which 4,750 shares are fully vested.
(c)	Dr. Hutson is a director of Endo. The business address for Dr. Hutson is c/o Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317. Dr. Hutson’s beneficial ownership represents (i) options to purchase 18,185 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plans, 2,523 of which are exercisable within 60 days (ii) 6,742 restricted stock units, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Incentive Plan and (iii) 3,000 shares of common stock.
(d)	Mr. Hyatt is a director of Endo. The business address for Mr. Hyatt is c/o Irving Place Capital, 227 Park Avenue, New York, New York 10172. Mr. Hyatt’s beneficial ownership includes (i) 215,000 shares of common stock owned directly by Mr. Hyatt, (ii) 20,750 shares held in trusts for which Mr. Hyatt serves as trustee and as to which shares Mr. Hyatt holds either the sole or the shared power of disposition or the power to vote, (iii) options to purchase 79,809 shares of common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000, 2005 and 2007 Stock Incentive Plans, 56,904 of which are exercisable within 60 days, (iv) 2,262 shares of restricted stock, all of which are fully vested and (v) 9,593 shares underlying restricted stock units, of which 4,750 shares are fully vested. Mr. Hyatt’s beneficial ownership excludes 25,000 shares of common stock held in a trust for the benefit of the children of Mr. Hyatt, as to which shares Mr. Hyatt has neither the power of disposition nor the power to vote.
(e)	Mr. Kimmel is the Chairman of the Board of Endo. The business address for Mr. Kimmel is c/o Rothschild, Inc., 1251 Avenue of the Americas, New York, New York 10022. Mr. Kimmel’s beneficial ownership includes (i) 165,000 shares of common stock held in trusts for which Mr. Kimmel serves as trustee and as to which shares Mr. Kimmel holds either the sole or the shared power of disposition and power to vote, (ii) options to purchase 79,809 shares of common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000, 2004 and 2007 Stock Incentive Plans, 40,645 of which are exercisable within 60 days, (iii) 2,262 shares of restricted stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, all of which are fully vested, (iv) 14,998 shares of common stock, receipt of which Mr. Kimmel has deferred under the Endo Pharmaceuticals Directors Deferred Compensation Plan and (v) 9,593 shares underlying restricted stock units, 4,750 of which are fully vested. Mr. Kimmel’s beneficial ownership excludes a total of 7,500 shares of common stock held in trusts for the benefit of Mr. Kimmel’s adult children, as to which shares Mr. Kimmel has neither the power of disposition nor the power to vote.
(f)	Dr. Meanwell is a director of Endo. The business address for Dr. Meanwell is c/o The Medicines Company, 5 Sylvan Way, Parsippany, New Jersey 07054. Dr. Meanwell’s beneficial ownership represents (i) options to purchase 64,809 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000, 2004 and 2007 Stock Incentive Plans, 41,904 of which are exercisable within 60 days, (ii) 2,262 shares of restricted stock, all of which are fully vested, and (iii) 9,593 shares underlying restricted stock units granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, of which 4,750 are fully vested.
(g)	Mr. Montague is a director of Endo. The business address for Mr. Montague is 9695 Rocky Point, Clarence, NY 14031. Mr. Montague’s beneficial ownership represents (i) options to purchase 18,478 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plans, none of which are fully vested, (ii) 1,540 shares of common stock, receipt of which Mr. Montague has deferred under the Endo Pharmaceuticals Directors Deferred Compensation Plan and (iii) 6,852 shares of restricted stock, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are fully vested.
(h)	Mr. Scodari is a director of Endo. The business address for Mr. Scodari is c/o Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317. Mr. Scodari’s beneficial ownership represents beneficial ownership represents (i) options to purchase 23,649 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, none of which are exercisable within 60 days, (ii) 4,611 shares of common stock and (iii) 8,970 shares of restricted stock, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, 3,068 of which are fully vested.

(i)	Mr. Spengler is a director of Endo. The business address for Mr. Spengler is c/o Smith & Wesson, 2100 Roosevelt Avenue, Springfield, Massachusetts 01104. Mr. Spengler’s beneficial ownership represents (i) options to purchase 23,649 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, none of which are exercisable within 60 days (ii) 1,540 shares of common stock, receipt of which Mr. Spengler has deferred under the Endo Pharmaceuticals Directors Deferred Compensation Plan and (iii) 8,970 restricted stock units, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, 3,068 of which are fully vested.
(j)	Dr. Gergel is our Executive Vice President, Research & Development. Dr. Gergel’s beneficial ownership includes (i) 235,380 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plan, 55,603 of which are exercisable within 60 days (ii) 37,905 restricted stock units, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are fully vested and (iii) 22,181 performance stock units.
(k)	Mr. Holveck is a director of Endo and is our President and Chief Executive Officer, effective April 1, 2008 and a Director of the Company effective March 25, 2008. Mr. Holveck’s beneficial ownership includes (i) 740,178 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, 190,020 of which are exercisable within 60 days, (ii) 154,697 restricted stock units, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are fully vested (iii) 7,322 shares of common stock and (iv) 59,437 performance stock units.
(l)	Mr. Levin is our Executive Vice President, Chief Financial Officer. Mr. Levin’s beneficial ownership includes (i) 127.109 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, 16,626 of which are exercisable within 60 days (ii) 21,349 performance stock units and (iii) 64,849 restricted stock units and (iv) 19,910 Incentive Stock Options which were both granted as part of his employment agreement, none of which are fully vested. These equity awards were granted outside of the 2007 Stock Incentive Plan but are subject to the terms and conditions of the 2007 Stock Incentive Plan and the applicable award agreements. In accordance with NASDAQ rules, these awards were not required to be approved by the Company’s shareholders.
(m)	Ms. Manogue is our Executive Vice President, Chief Legal Officer and Secretary. Ms. Manogue’s beneficial ownership includes (i) 30,835 shares of Endo common stock, (ii) 474,586 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2000, 2004 and 2007 Stock Incentive Plans, 343,677 of which are exercisable within 60 days (iii) 29,390 shares underlying restricted stock units, 2,791 of which are fully vested and (iv) 13,009 performance stock units.
(n)	Ms. McHugh is our Chief Operating Officer effective March 15, 2010. Ms. McHugh’s beneficial ownership includes (i) 120,279 shares underlying options and (ii) 14,043 restricted stock units granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are exercisable within 60 days.
(o)	Mr. Sweeney is our Vice President, Controller and has served as our Principal Accounting Officer since August 2008. Mr. Sweeney’s beneficial ownership includes (i) 43,796 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, 17,349 of which are exercisable within 60 days and (ii) 9,395 restricted stock units, none of which are fully vested.
(p)	The business address for this person is c/o Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.
(q)

The business address for this entity is 40 East 52nd Street, New York, NY 10022. This ownership information is based on a written statement from the stockholder received on January 29, 2010 which claims the shares are held by a parent holding company or control person.

(r)	The business address for this entity is 82 Devonshire Street, Boston, Massachusetts, 02109. This ownership information is based on a written statement from the stockholder received by the Company on February 12, 2010, which disclaims any beneficial economic interest in any of the shares, and states that it holds the voting power and/or investment discretion solely in a fiduciary capacity as an investment advisor for its clients, none of which individually owns more than 5% of the Company’s common stock. Of the total shares beneficially owned, the stockholder has voting and investment powers as follows: sole voting—5,250 shares; shared voting—0 shares; sole dispositive—9,423,865 shares; and shared dispositive—0 shares.
(s)

The business address for this entity is 333 South Hope Street, Los Angeles, CA 90071. This ownership information is based on a written statement from the stockholder received on February 8, 2010 which claims the shares are held by an investment advisor for its clients, none of which individually owns more than 5% of the Company’s common stock.
(t)	The business address for this entity is 120 West Forty-Fifth Street, 39th Floor, Tower 45, New York, NY 10036. This ownership information is based on a written statement from the stockholder received by the Company on March 18, 2010, which claims that the shares are held for investment purposes and states that it holds the voting power and investment discretion to acquire additional shares through open market purchases or otherwise, sell, trade, engage in short selling of, hedge, or enter into any similar transactions with respect to the shares through the open market or otherwise, or engage or participate in a transaction with the purpose or effect of changing or influencing the control of the issuer. Of the total shares beneficially owned, 6,785,450 shares are beneficially owned by DESCO LP. The 6,785,450 shares set forth above, include (a) 6,761,675 common shares owned by Valence (b) 73 common shares owned by Synoptic and (c) 23,702 common shares under the management of DESIM LLC.
(u)	The business address for this entity is 745 Fifth Avenue, New York, New York 10151. This ownership information is based on a written statement from the stockholder received by the Company on January 25, 2010, which disclaims any beneficial economic interest in any of the shares, and states that it holds the voting power and/or investment discretion solely in a fiduciary capacity as an investment advisor for its clients, none of which individually owns more than 5% of the Company’s common stock. Of the total shares beneficially owned, the stockholder has voting and investment powers as follows: sole dispositive—6,334,900 shares.
(v)	The business address for this entity is 1 N. Wacker Drive, Suite 4000, Chicago, IL 60606. This ownership information is based on a written statement from the stockholder received by the Company on February 10, 2010 which disclaims any beneficial economic interest in any of the shares, and states that it holds the voting power and/or investment discretion solely in a fiduciary capacity as an investment advisor for its clients, none of which individually owns more than 5% of the Company’s common stock. Of the total shares beneficially owned, the stockholder has voting and investment powers as follows: sole dispositive—6,133,818 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and greater-than-ten-percent stockholders (collectively, “Reporting Persons”) to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Endo securities with the SEC and the NASDAQ. These persons are also required to furnish the Company with copies of all Section 16(a) reports that they file with respect to Endo securities. Based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended December 31, 2009 and written representations from certain Reporting Persons that no other reports were required, the Company believes that, all the Reporting Persons complied with all applicable filing requirements for the fiscal year ended December 31, 2009, except that one transaction by each of Dr. Hutson and Mr. Montague was not filed on a timely basis (one day late and two days late, respectively) due to an administrative error. These reports were subsequently filed.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In connection with the Company’s acquisition of Algos Pharmaceutical Corporation, affiliates and designees of Kelso & Company contributed all of their shares of Endo common stock to Endo Pharma LLC. This contribution represented approximately 86% of the Endo common stock originally contributed to Endo Pharma LLC, and we believe these contributors continue to own an approximately 86% interest in Endo Pharma LLC. Endo Pharma LLC is a limited liability company that had at one point held a majority of our common stock (but that is no longer affiliated with us), and in which affiliates of Kelso & Company and certain former members of management have an interest. Endo Pharma LLC does not own any shares of Endo common stock.

Tax Sharing Agreement. On July 14, 2000, Endo Pharma LLC was formed in connection with our acquisition of Algos Pharmaceutical Corporation (Algos) to ensure that the stock options granted pursuant to the Endo Pharma LLC Stock Option Plans diluted only the Endo common stock held by persons and entities that held such shares prior to our merger with Algos. Endo Pharma LLC is a limited liability company that is no longer affiliated with the Company but had historically held significant portions of our common stock, in which affiliates of Kelso & Company and certain former members of management have an interest. Upon the exercise of these stock options, only currently outstanding shares of our common stock held by Endo Pharma LLC were delivered. Because Endo Pharma LLC, and not us, had provided the shares upon the exercise of these options, we entered into a tax sharing agreement (as amended) with Endo Pharma LLC under which we were required to pay to Endo Pharma LLC the amount of the tax benefits usable by us as a result of the exercise of these stock options into shares of our common stock held by Endo Pharma LLC. As of December 31, 2008, all 36 million of these stock options had been exercised into shares of our common stock held by Endo Pharma LLC.

During the year ended December 31, 2007, the final 75,259 shares underlying stock options granted under the Endo Pharma LLC stock option plans were exercised. We were obligated, under our amended tax sharing agreement, to pay to Endo Pharma LLC an additional tax benefit amount of approximately $0.7 million. The estimated tax benefit amount attributable to these exercises and any additional tax benefits attributable to the exercise of stock options granted under the Endo Pharma LLC stock option plans in 2007 were paid during the twelve months ended December 31, 2008. This represents the final tax sharing payment due to Endo Pharma LLC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT/ FORM 10-K

The Company’s 2009 Annual Report to its stockholders is being mailed to all stockholders concurrently with this Proxy Statement. Copies of the Company’s Form 10-K as filed with the SEC and any amendments thereto may be obtained without charge by writing to Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317, Attention: Secretary.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

The Company’s By-laws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. Accordingly, to make a proposal for consideration at our 2011 annual meeting that is “timely” within the meaning of the Company’s By-laws, a stockholder must make certain notice of such proposal is received by the Secretary of the Company no earlier than February 25, 2011 and no later than March 27, 2011. In the event that the annual meeting is called for a date that is prior to April 26, 2011 or after June 25, 2011, notice by the stockholder must be received at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the 2011 annual meeting is publicly announced or notice of the 2011 annual meeting was mailed, whichever first occurs. Any stockholder who wishes to make a proposal should obtain a copy of the relevant section of the By-laws from the Secretary of the Company. Any proposal (other than a proposal pursuant to Rule 14a-8) that is received after the times specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Exchange Act, and the persons named in the proxy for the meeting may exercise their discretionary voting power with respect to such proposal, including voting against such proposal.

In addition, the Company’s By-laws require that any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination to the Secretary of the Company within the time period and comply with the information requirements specified in Section 10 of Article II of the By-laws relating to stockholder nominations and the procedures set out in this Proxy Statement under the heading “Committees of the Board of Directors and Related Reports—Nominating Committee.” To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Company (a) in the case of the annual meeting not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided that in the event that the annual meeting is called for a date that is prior to April 26, 2011 or after June 25, 2011, notice by the stockholder must be received at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the 2011 annual meeting is publicly announced or notice of the 2011 annual meeting was mailed, whichever first occurs and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or publicly announced, whichever first occurs. Accordingly, to submit a nomination to the Board for consideration at our 2011 annual meeting that is “timely” within the meaning of the Company’s By-laws, a stockholder must make certain notice of such nomination is received by the Secretary of the Company no earlier than February 25, 2011 and no later than March 27, 2011. Any notice of nomination that is received after the dates specified above will be considered untimely. If the Company does not receive such notice of nomination between such dates, the notice will be considered untimely. Any stockholder who wishes to make a nomination should obtain a copy of the relevant section of the By-laws from the Secretary of the Company.

Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2011 annual meeting must be received by us at our principal executive offices addressed to the Secretary of the Company no later than December 30, 2010 in order to be considered timely for inclusion in the 2011 proxy statement.

All proposals should be addressed to the Secretary, Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2010

The proxy statement, annual report to security holders and related materials are available at http://phx.corporate-ir.net/phoenix.zhtml?c=123046&p=irol-reportsannual

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors,

CAROLINE B. MANOGUE

Secretary

Chadds Ford, Pennsylvania

April 29, 2010

Exhibit A

ENDO PHARMACEUTICALS HOLDINGS INC.

2010 STOCK INCENTIVE PLAN

1.	Establishment and Purpose.

The purpose of the Endo Pharmaceuticals Holdings Inc. 2010 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives.

2.	Administration of the Plan.

The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted (including whether an Option granted is an Incentive Stock Option or a Nonqualified Stock Option); to determine the number of shares of stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the performance goals that may be required for any award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (b) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, or other Award or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, and subject to Sections 4(c) and 4(d), neither the Board of Directors, the Committee nor their respective delegates shall have the authority to re-price (or cancel and/or re-grant) any Option, Stock Appreciation Right or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

Subject to Section 162(m) of the Code and except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

Subject to Section 162(m) of the Code and Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards to such Participants in accordance with those rules.

All decisions, determinations and interpretations of the Committee or the Board of Directors shall be final and binding on all persons with any interest in an Award, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant). No member of the Committee or the Board of Directors shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

3.	Definitions.

(a) “Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

(b) “Annual Incentive Award” shall mean an Award described in Section 6(g) hereof that is based upon a period of one year or less.

(c) “Award” shall mean any Option, Restricted Stock, Stock Bonus award, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the terms of the Plan.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean a termination of a Participant’s employment by the Company or any of its Subsidiaries due to (i) the continued failure, after written notice, by such Participant substantially to perform his or her duties with the Company or any of its Subsidiaries (other than any such failure resulting from incapacity due to reasonably documented physical illness or injury or mental illness), (ii) the engagement by such Participant in serious misconduct that causes, or in the good faith judgment of the Board of Directors may cause, harm (financial or otherwise) to the Company or any of its Subsidiaries including, without limitation, (A) the disclosure of material secret or confidential information of the Company or any of its Subsidiaries (B) the potential debarment of the Company or any of its Subsidiaries by the U.S. Food and Drug Administration or any successor agency (the “FDA”), or (C) the possibility that the registration of the Company or any of its Subsidiaries with the U.S. Drug Enforcement Administration or any successor agency (the “DEA”) could be revoked or an application with the DEA could be denied, (iii) the potential debarment of such Participant by the FDA, or (iv) the material breach by the Participant of any agreement between such Participant, on the one hand, and the Company, on the other hand. Notwithstanding the above, with respect to any Participant who is a party to an employment agreement with the Company, Cause shall have the meaning set forth in such employment agreement.

(f) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References in the Plan to specific sections of the Code shall be deemed to include any successor provisions thereto.

(h) “Committee” shall mean, at the discretion of the Board of Directors, a Committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

(i) “Company” shall mean Endo Pharmaceuticals Holdings Inc., a Delaware corporation, and, where appropriate, each of its Subsidiaries.

(j) “Company Stock” shall mean the common stock of the Company, par value $.01 per share.

(k) “Disability” shall mean permanent disability as determined pursuant to the Company’s long-term disability plan or policy, in effect at the time of such disability.

(l) “Effective Date” shall mean the date as of which this Plan is adopted by the Board of Directors.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n) The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded on the date of the grant of such Award, or (2) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (3) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith upon the advice of a qualified valuation expert. In no event shall the fair market value of any share of Company Stock, the Option exercise price of any Option, the appreciation base per share of Company Stock under any Stock Appreciation Right, or the amount payable per share of Company Stock under any other Award, be less than the par value per share of Company Stock.

(o) “Full Value Award” means any Award, other than an Option or a Stock Appreciation Right, which Award is settled in Stock.

(p) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(q) “Long Term Incentive Award” shall mean an Award described in Section 6(g) hereof that is based upon a period in excess of one year.

(r) “Nonemployee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

(s) “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(t) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 6(b).

(u) “Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 6(g) hereof other than an Other Stock-Based Award.

(v) “Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Company Stock pursuant to Section 6(g) hereof, including but not limited to (i) unrestricted Company Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Company Stock from the Company containing terms and conditions prescribed by the Committee.

(w) “Participant” shall mean an employee, consultant or director of the Company to whom an Award is granted pursuant to the Plan, and, upon the death of the employee, consultant or director, his or her successors, heirs, executors and administrators, as the case may be.

(x) “Performance Award” shall mean an Award granted to a Participant pursuant to Section 6(f) hereof.

(y) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(z) “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 6(e) hereof.

(aa) “Retirement” shall mean, in the case of employees, the termination of employment with the Company (other than for Cause) during or after the calendar year in which a Participant has or will reach (i) age 55 with ten years of service with the Company, or (ii) age 60 with five years of service with the Company. “Retirement” shall mean, in the case of directors, the termination of service with the Company (other than for Cause) during or after the calendar year in which a Participant has or will reach age 75 with five years of service with the Company.

(bb) “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(dd) “Stock Appreciation Right” shall mean the right, granted to a Participant under Section 6(d), to be paid an amount measured by the appreciation in the Fair Market Value of a share of Company Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or a share of Company Stock, as specified in the Award or determined by the Committee.

(ee) “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 6(e) hereof.

(ff) “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

4.	Stock Subject to the Plan.

(a)	Shares Available for Awards.

The maximum number of shares of Company Stock reserved for issuance under the Plan (all of which may be granted as Incentive Stock Options) shall be the sum of (in each case, subject to adjustment as provided herein) (i) eight million (8,000,000) shares , (ii) the number of shares reserved but unissued under the Company’s 2004 Stock Incentive Plan and 2007 Stock Incentive Plan as of the Effective Date, and (iii) the number of shares becoming available for reuse following the Effective Date under the Company’s 2004 Stock Incentive Plan and 2007 Stock Incentive Plan in accordance with the provisions of Section 4(d) hereof. Notwithstanding the forgoing, of the eight million (8,000,000) shares originally reserved for issuance under this Plan, no more than four million (4,000,000) of such shares shall be issued as Full Value Awards. Shares reserved under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)	Individual Limitation.

To the extent required by Section 162(m) of the Code, the total number of shares of Company Stock subject to Awards awarded to any one Participant during any tax year of the Company, shall not exceed one million (1,000,000) shares (subject to adjustment as provided herein).

(c)	Adjustment for Change in Capitalization.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Company Stock, securities or other property (including cash) issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424 of the Code; and provided further that, no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section.

(d)	Reuse of Shares.

Except as set forth below, if any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award terminates or expires without a distribution of shares to the Participant, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. In addition, notwithstanding the forgoing, the shares of stock surrendered or withheld as payment of either the exercise price of an Option (including shares of stock otherwise underlying an Award of a Stock Appreciation Right that are retained by the Company to account for the appreciation base of such Stock Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be the individuals the Committee shall select from time to time, who are employees (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company or its Subsidiaries), Nonemployee Directors, and consultants of the Company and its Subsidiaries; provided, that Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company or its Subsidiaries.

6.	Awards Under the Plan.

(a)	Agreement.

The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine in its sole discretion, subject to the terms and provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement as the Committee may in its sole discretion deem necessary or desirable and unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Participant to the Company. Unless the Committee determines otherwise, any failure by the Participant to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and the Agreement.

(b)	Stock Options.

(i) Grant of Stock Options. The Committee may grant Options under the Plan to purchase shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The exercise price of the share purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price be less than the Fair Market Value per share on the grant date of such Option. The date as of which the Committee adopts a resolution granting an Option shall be considered the day on which such Option is granted unless such resolution specifies a later date.

(ii) Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option and shall state the number of shares of Company Stock to which the Option (and/or each type of Option) relates.

(c)	Special Requirements for Incentive Stock Options.

(i) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)	Stock Appreciation Rights.

(i) The Committee may grant a related Stock Appreciation Right in connection with all or any part of an Option granted under the Plan, either at the time such Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of a related Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related Stock Appreciation Right, but only to the extent that the related Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the related Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered. Upon any exercise of a related Stock Appreciation Right or any portion thereof, the number of shares of Company Stock subject to the related Option shall be reduced by the number of shares of Company Stock in respect of which such Stock Appreciation Right shall have been exercised.

(ii) The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of an unrelated Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered.

(iii) The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine.

(e)	Restricted Stock and Stock Bonus.

(i) The Committee may grant Restricted Stock awards, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Agreements. The vesting of a Restricted Stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii) Notwithstanding the foregoing, if the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment or any Full Value Award made to a non-employee director, relates exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with no more than thirty-three and one-third percent (33 1/3%) of the Award vesting every 12 months from the date of the Award, subject to Sections 7 and 8. If the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment or any Full Value Award made to a non-employee director, relates to the attainment of specified Performance Goals, such Full Value Award shall vest over a performance period of not less than one (1) year, subject to Sections 7 and 8.

(iii) Each Agreement with respect to a Restricted Stock award shall set forth the amount (if any) to be paid by the Participant with respect to such Award and when and under what circumstances such payment is required to be made.

(iv) The Committee may, upon such terms and conditions as the Committee determines in its sole discretion, provide that a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. Except as provided in the applicable Agreement, no shares underlying a Restricted Stock award may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such Award.

(v) If and to the extent that the applicable Agreement may so provide, a Participant shall have the right to vote and receive dividends on the shares underlying a Restricted Stock award granted under the Plan. Unless otherwise provided in the applicable Agreement, any stock received as a dividend on or in connection with a stock split of the shares underlying a Restricted Stock award shall be subject to the same restrictions as the shares underlying such Restricted Stock award.

(vi) The Committee may grant Stock Bonus awards, alone or in tandem with other Awards under the Plan, subject to such terms and conditions as the Committee shall determine in its sole discretion and as may be evidenced by the applicable Agreement.

(f)	Performance Awards.

(i) The Committee may grant Performance Awards, alone or in tandem with other Awards under the Plan, to acquire shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such award.

(ii) In the event that the Committee grants a Performance Award or other Award (other than Nonqualified Stock Option or Incentive Stock Option or a Stock Appreciation Right) that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the following rules shall apply (as such rules may be modified by the Committee to conform with Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (a) payments under the Performance Award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Award relates (but in no event after 25 percent of the period of service has elapsed); (b) the performance goal(s) to which the Performance Award relates shall be based on one or more of the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: (1) total shareholder return; (2) net revenues (3) return on total stockholders’ equity; (4) earnings per share of Company Stock; (5) net income (before or after taxes); (6) return on assets; (7) earnings from continuing operations; levels of expense, cost or liability; (8) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); (9) inventory goals; (10) market share; (11) cost reduction goals; (12) business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities); (13) customer satisfaction goals; (14) employee satisfaction goals; (15) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures, (16) entry into new markets (either geographically or by business unit); (17) meeting specified market penetration or value added goals; (18) development of new technologies (including patent application or issuance goals); (19) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period; and (20) such other criteria as the stockholders of the Company may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles; and (c) once granted, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee, to the extent provided by the Committee at the time the Award is granted or as otherwise permitted under Section 162(m) of the Code, shall have the authority to make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making payment under any award under this Section 6(f), certify in writing that all applicable performance goals have been attained. Notwithstanding anything to the contrary contained in the Plan or in any applicable Agreement, no dividends or dividend equivalents will be paid with respect to unvested Performance Awards.

(g)	Other Stock-or Cash-Based Awards

(i) The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such award. With respect to Other Cash-Based Awards intended to qualify as performance based compensation under Section 162(m) of the Code, (i) the maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is an Annual Incentive Award is $3,000,000, (ii) the maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is a Long Term Incentive Award is the amount set forth in clause (i) above multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve, and (iii) such additional rules set forth in Section 6(f) applicable to Awards intended to qualify as performance-based compensation under Section 162(m) shall apply. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(h)	Exercisability of Awards; Cancellation of Awards in Certain Cases.

(i) Except as hereinafter provided, each Agreement with respect to an Option or Stock Appreciation Right shall set forth the period during which and the conditions subject to which the Option or Stock Appreciation Right evidenced thereby shall be exercisable, and each Agreement with respect to a Restricted Stock award, Stock Bonus award, Performance Award or other Award shall set forth the period after which and the conditions subject to which amounts underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion.

(ii) Except as provided in Section 7(d) hereof, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable more than ten (10) years after the date of grant (the “Stated Expiration Date”).

(iii) Except as provided in Section 7 hereof, no Option or Stock Appreciation Right may be exercised and no shares of Common Stock underlying any other Award under the Plan may vest or become deliverable unless the Participant is at such time in the employ (for Participants who are employees) or service (for Participants who are Nonemployee Directors or consultants) of the Company or a Subsidiary (or a company, or a parent or subsidiary company of such company, issuing or assuming the relevant right or award in a Change in Control) and has remained continuously so employed or in service since the relevant date of grant of the Award.

(iv) An Option or Stock Appreciation Right shall be exercisable by the filing of a written notice of exercise or a notice of exercise in such other manner with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 6(i) hereof.

(v) Unless the applicable Agreement provides otherwise, the “Option exercise date” and the “Stock Appreciation Right exercise date” shall be the date that the written notice of exercise, together with payment, are received by the Company.

(i)	Payment of Award Price.

(i) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option or Stock Appreciation Right must be accompanied by payment of the full Option or Stock Appreciation Right exercise price.

(ii) Payment of the Option exercise price and of any other payment required by the Agreement to be made pursuant to any other Award shall be made in any combination of the following: (a) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (b) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional, (c) unless otherwise provided in the applicable Agreement, and as permitted by the Committee, by delivery of previously-acquired shares of Common Stock owned by the Participant having a Fair Market Value (determined as of the Option exercise date, in the case of Options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby; and/or (d) unless otherwise provided in applicable agreement, and as permitted by the Committee, on a net-settlement basis with the Company withholding the amount of Common Stock sufficient to cover the exercise price and tax withholding obligation. Payment in accordance with clause (a) of this Section 6(i)(ii) may be deemed to be satisfied, if and to the extent that the applicable Agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to the Award to pay for all of the Company Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock.

7.	Termination of Employment.

(a) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s employment or service with the Company and its Subsidiaries by the Company or its Subsidiary for Cause (or in the case of a Nonemployee Director upon such Nonemployee Director’s failure to be renominated as Nonemployee Director of the Company), the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of employment or service shall remain exercisable, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof that is vested as of the date of such termination of employment or service, may be given, for a period of thirty (30) days from and including the date of termination of employment or service (and shall thereafter terminate). All portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding Award which is not vested as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(b) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of the Participant’s employment or service with the Company and its Subsidiaries for any reason other than as described in subsection (a), (c), (d) or (e) hereof, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of employment or service shall remain exercisable for a period of ninety (90) days (and shall terminate thereafter), and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of ninety (90) days from and including the date of termination of employment or service (and shall terminate thereafter). All additional portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding Award which is not vested as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(c) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant voluntarily Retires with the consent of the Company or the Participant’s employment or service terminates due to Disability, all outstanding Options, Stock Appreciation Rights and all other outstanding Awards (except, in the event a Participant voluntarily Retires, with respect to Awards (other than Options and Stock Appreciation Rights) intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code) granted to such Participant shall continue to vest in accordance with the terms of the applicable Agreements. The Participant shall be entitled to exercise each such Option or Stock Appreciation Right and to make any payment, give any notice or to satisfy other condition under each such other Award, in each case, for a period of one (1) year from and including the later of (i) date such entire Award becomes vested or exercisable in accordance with the terms of such Award and (ii) the date of Retirement, and thereafter such Awards or parts thereof shall be canceled. Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an Option or Stock Appreciation Right or may permit a Participant to continue vesting under an Option, Stock Appreciation Right or Restricted Stock award or to make any payment, give any notice or to satisfy other condition under any other Award. The Committee may in its sole discretion, and in accordance with Section 409A of the Code, determine (i) for purposes of the Plan, whether any termination of employment or service is a voluntary Retirement with the Company’s consent or is due to Disability for purposes of the Plan, (ii) whether any leave of absence (including any short-term or long-term Disability or medical leave) constitutes a termination of employment or service, or a failure to have remained continuously employed or in service, for purposes of the Plan (regardless of whether such leave or status would constitute such a termination or failure for purposes of employment law), (iii) the applicable date of any such termination of employment or service, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

(d) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant’s employment or service terminates by reason of death, or if the Participant’s employment or service terminates under circumstances providing for continued rights under subsection (b), (c) or (e) of this Section 7 and during the period of continued rights described in subsection (b), (c) or (e) the Participant dies, all outstanding Options, Restricted Stock and Stock Appreciation Rights granted to such Participant shall vest and become fully exercisable, and any payment or notice provided for under the terms of any other outstanding Award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the Participant’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one (1) year from and including the date of the Participant’s death and thereafter all such Awards or parts thereof shall be canceled.

(e) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s employment or service with the Company and its Subsidiaries (i) by the Company or its Subsidiaries without Cause (including, in case of a Nonemployee Director, the failure to be elected as a Nonemployee Director) or (ii) by the Participant for “good reason” or any like term as defined under any employment agreement with the Company or a Subsidiary to which a Participant may be a party to, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant which are exercisable as of the date of termination of employment or service of such Participant shall remain exercisable, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of one (1) year from and including the date of termination of employment or service and shall terminate thereafter. Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, any other outstanding Award shall terminate as of the date of such termination of employment or service.

(f) Notwithstanding anything in this Section 7 to the contrary, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable past the Stated Expiration Date.

8.	Effect of Change in Control.

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a) With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Participant’s employment or service by the Company without Cause during the 24-month period following such Change in Control, on the date of such termination (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at target levels.

(b) With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at target levels.

(c) For purposes of this Section 8, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity.

(d) Notwithstanding any other provision of the Plan, (i) in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess of the consideration paid per Share in the Change in Control over the exercise or purchase price (if any) per Share subject to the Award multiplied by (y) the number of Shares granted under the Award and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, in the event of a Change in Control that does not constitute a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder, such Award shall be settled in accordance with its original terms or at such earlier time as permitted by Section 409A of the Code.

9.	Miscellaneous.

(a) Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(b) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

10.	No Special Employment Rights; No Right to Award.

(a) Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

11.	Securities Matters.

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.	Withholding Taxes.

(a) Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

(b) Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

13.	Non-Competition and Confidentiality.

By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee or any officer or director to whom the Committee elects to delegate such authority.

14.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

15.	Amendment or Termination of the Plan.

The Board of Directors or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that the requisite stockholder approval shall be required if and to the extent the Board of Directors or Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such stockholder approval of the Plan but each such grant shall be subject in its entirety to such approval and no Award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. No amendment or termination of the Plan may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award.

16.	Transfers Upon Death; Nonassignability.

(a) A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b) During a Participant’s lifetime, the Committee may, in its discretion, pursuant to the provisions set forth in this clause (b), permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of the Plan.

17.	Effective Date and Term of Plan.

The Plan shall become effective on the Effective Date, but the Plan (and any grants of Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, such Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

18.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

19.	Participant Rights.

(a) No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

(b) Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

20.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

21.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.	Interpretation.

The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Code Section 409A to the extent subject thereto and the Plan and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 22 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

********

Approved and adopted by the Board of Directors this 28th day of April, 2010.

ANNUAL MEETING OF STOCKHOLDERS OF

ENDO PHARMACEUTICALS HOLDINGS INC.

May 26, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=123046&p=irol-reportsAnnual

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20830300000000000000 8	052610

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. To elect eight Directors, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.			2. To approve the Company’s 2010 Stock Incentive Plan.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O John J. Delucca O David P. Holveck O Nancy J Hutson, Ph.D. O Michael Hyatt O Roger H. Kimmel O William P. Montague O Joseph C. Scodari O William F. Spengler	3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given hereon. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposals 2 and 3 and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

2010 ANNUAL MEETING ADMISSION TICKET

ENDO PHARMACEUTICALS HOLDINGS INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 26, 2010

10:00 a.m. (EDT)

Endo Pharmaceuticals

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

Please present this ticket for admittance to the 2010 Annual Meeting.

☐	¢

ENDO PHARMACEUTICALS HOLDINGS INC.

ANNUAL MEETING OF STOCKHOLDERS

May 26, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Endo Pharmaceuticals Holdings Inc., a Delaware corporation, hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and (2) appoints David P. Holveck and Alan G. Levin, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Endo Pharmaceuticals Holdings Inc. held of record by the undersigned at the close of business on April 14, 2010, at the Annual Meeting of Stockholders to be held at the corporate headquarters of Endo Pharmaceuticals, 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317 on May 26, 2010, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

¢	14475 ¢